UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Genworth Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2009 ANNUAL MEETING AND PROXY STATEMENT

Genworth Financial, Inc.

6620 West Broad Street Richmond, Virginia 23230

April 6, 2009

Dear Stockholder,

You are invited to attend the 2009 Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Wednesday, May 13, 2009, at the Sheraton Richmond West, 6624 West Broad Street, Richmond, Virginia 23230.

The Annual Meeting will include a report on our business operations, discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and proxy statement, and discussion and voting on any other business matters properly brought before the meeting.

Whether or not you plan to attend, you can ensure your shares are represented at the meeting by promptly submitting your proxy by telephone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed envelope.

Cordially,

/s/ Michael D. Fraizer

Michael D. Fraizer Chairman of the Board, President and Chief Executive Officer

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

9:00 a.m., May 13, 2009

Sheraton Richmond West

6624 West Broad Street

Richmond, Virginia 23230

April 6, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN that Genworth Financial, Inc.’s 2009 Annual Meeting of Stockholders will be held at the Sheraton Richmond West, 6624 West Broad Street, Richmond, Virginia 23230, on Wednesday, May 13, 2009, at 9:00 a.m. local time, to address all matters that may properly come before the Annual Meeting. In addition to receiving a report on our business operations, stockholders will vote on:

(1)	the election of directors for the ensuing year;

(2)	the approval of an amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan to permit an equity exchange program;

(3)	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2009; and

(4)	such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 20, 2009 will be entitled to vote at the meeting and any adjournments.

Cordially,

/s/ Leon E. Roday

Leon E. Roday Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on May 13, 2009

Genworth’s proxy statement and annual report to stockholders are available at http://bnymellon.mobular.net/bnymellon/gnw.

• To be voted on at the meeting

Every stockholder’s vote is important. Please complete, sign,

date and return your proxy card, or submit your

proxy by telephone or by Internet.

PROXY STATEMENT

Genworth Financial, Inc.

6620 West Broad Street

Richmond, Virginia 23230

This proxy statement is furnished in connection with the solicitation of proxies by Genworth Financial, Inc. (“we,” “Genworth” or the “company”) on behalf of the Board of Directors for the 2009 Annual Meeting of Stockholders (the “Annual Meeting”). Distribution to stockholders of this proxy statement and a proxy card is scheduled to begin on or about April 6, 2009.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible. You can ensure that your shares are voted at the meeting by submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Submitting your proxy by any of these methods will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying Leon E. Roday, Genworth’s Secretary, in writing of such revocation.

INFORMATION ABOUT THE ANNUAL MEETING AND PROXY VOTING

What matters are to be voted on at the Annual Meeting?

Genworth intends to present the following proposals for stockholder consideration and voting at the Annual Meeting:

(1)	the election of directors for the ensuing year;

(2)	the approval of an amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan to permit an equity exchange program; and

(3)	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2009.

What is the Board’s recommendation with respect to each proposal?

The Board recommends votes FOR all of the proposals on your proxy card.

Will any other matters be presented for a vote at the Annual Meeting?

At this time, we are not aware of any other matters that will be presented for a vote at the Annual Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in how to vote on that matter.

Who is entitled to vote?

All Genworth stockholders of record at the close of business on March 20, 2009 (the “record date”) are entitled to vote at the Annual Meeting.

What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of our Class A common stock, par value $0.001 (the “common stock”), of which 433,179,662 shares were outstanding on the record date. Each share outstanding on the record date will be entitled to one vote.

If you are the beneficial owner, but not the record owner, of our common stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.

If you hold shares of our common stock through the Genworth Financial, Inc. Retirement and Savings Plan or an international employee benefit plan that includes our common stock (each, a “benefit plan”), you will receive a separate voting instruction card covering those shares from the plan trustee.

Who can attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the record date, or you hold a valid proxy for the Annual Meeting.

If you are a Genworth stockholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting system. Your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting.

If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the meeting. A recent statement or letter from your bank or broker confirming your ownership, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership.

You should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

How do I vote my shares?

Stockholders of record may vote their shares in person at the Annual Meeting, or may submit a proxy to cause their shares to be represented and voted at the Annual Meeting.

•

Stockholders of record may grant a proxy with respect to their shares by mail, by telephone or by Internet. Granting a proxy by telephone or by Internet will be available through 5:00 p.m. Eastern time on May 12, 2009.

•	Voting instructions appear on your proxy card. If you grant a proxy by telephone or by Internet, please have your proxy card available.

•

If you are a stockholder of record or a duly appointed proxy of a stockholder of record, you may attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to attend the meeting to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy, and bring that document with you to the meeting.

•

Proxies submitted by mail, telephone or Internet will be voted in the manner you indicate by the individuals named on the proxy. If you submit a proxy but do not specify how your shares are to be voted, the proxies will vote your shares FOR the election of directors who have been nominated by our Board of Directors, FOR the approval of an amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan to permit an equity exchange program and FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2009.

•	If you hold shares of our common stock through a benefit plan, you will receive a separate voting instruction card covering these shares from the plan trustee.

May I change or revoke my proxy after it is submitted?

Yes, you may change or revoke your proxy at any time before the Annual Meeting by:

•	subsequently granting a proxy by telephone or by Internet;

•	returning a later-dated proxy card;

•	attending the Annual Meeting and voting in person; or

•	sending your notice of revocation to Leon E. Roday, our Secretary.

If you submit your changed proxy or revocation by telephone or by Internet, it must be received by 5:00 pm Eastern time on May 12, 2009. If you submit your changed proxy or revocation by another method specified above, it must be received before the polls close for voting.

What is a “quorum?”

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of stock entitled to vote at the meeting are present in person or are represented by proxies.

What vote is necessary to pass the items of business at the Annual Meeting?

Holders of common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the Annual Meeting.

Election of Directors. Under our Bylaws, each of the nominees for director receiving a majority of votes cast by holders of our common stock, at the meeting in person or by proxy, shall be elected to our Board of Directors, unless the election is contested, in which case directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. A majority of votes cast means that the number of votes cast for a director exceeds the number of votes cast against that director. Any nominee in an uncontested election who does not receive a majority of votes cast shall promptly tender his or her resignation from the Board of Directors. Any resignation so received will not be made effective until it is acted upon by the Board of Directors. The Nominating and Corporate Governance Committee will assess the appropriateness of the nominee continuing to serve as a director and will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the reason for the decision. Our director resignation policy does not apply to contested elections of directors.

The Board of Directors has proposed nine nominees for election. No other nominees for election to the Board of Directors have been submitted for election in accordance with the Bylaws. Thus, the Board of Directors has not determined that the election will be contested, and each nominee will be elected by a majority of votes cast.

Approval of an Amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan to Permit an Equity Exchange Program. A majority of the total votes cast by the holders of shares of common stock is required for the approval of the amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan to permit an equity exchange program, provided that the total votes cast on the proposal must represent over 50% of the total outstanding shares of common stock.

Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of shares of common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2009.

Other Matters. The affirmative vote of the holders of a majority of shares of common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for approval of any other matters.

How are abstentions and broker non-votes counted?

Abstentions will not have any effect on the election of directors. Abstentions will have the same effect as votes against the proposal to approve the amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan and the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2009.

If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as not entitled to vote on that matter, and therefore will affect the outcome of a vote only to the extent that broker non-votes could impair our ability to satisfy the NYSE requirement that the total votes cast on the option exchange proposal represent over 50% of the total outstanding shares of common stock. Genworth believes that the election of directors and the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2009 will be deemed to be discretionary matters and brokers will be permitted to vote uninstructed shares as to such matters.

Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present.

Who is the inspector of election?

The Board of Directors has appointed a representative of The Bank of New York Mellon to act as Inspector of Election at the Annual Meeting.

What are the costs for soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and of the 2008 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Georgeson Shareholder Communications, Inc. has been retained to assist in soliciting proxies at a fee of $15,000, plus distribution costs and other costs and expenses.

What is the deadline for submission of stockholder proposals for the 2010 Annual Meeting?

The rules of the Securities and Exchange Commission (“SEC”) establish the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in Genworth’s 2010 proxy materials must be received on or before the close of business on December 7, 2009. Proposals for inclusion in our 2010 proxy materials must comply with all requirements of the rules of the SEC.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other business proposals by stockholders intended to be presented at our 2010 Annual Meeting but not included in our 2010 proxy materials. For these nominations or other business proposals to be properly brought before the meeting by a stockholder, assuming the 2010 Annual Meeting occurs on a date that is not more than 30 days before or 70 days after the anniversary of the Annual Meeting, the stockholder must deliver written notice to us not later than the close of business on February 12, 2010 nor earlier than the close of business on January 13, 2010. Such nominations and other business proposals must comply with all requirements set forth in our Bylaws.

All notices of intention to present director nominations or other business proposals at the 2010 Annual Meeting, whether or not intended to be included in our proxy materials, should be addressed to Leon E. Roday, Secretary, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia, 23230.

Where can I find the voting results of the 2009 Annual Meeting?

The preliminary voting results will be announced at the meeting. The final results will be posted in the corporate governance section of our website after the results have been tabulated. To view the results, go to www.genworth.com and click “Investors” then click on “2009 Annual Meeting Results.” The results will also be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2009.

May I request electronic delivery of my proxy statement and annual report?

This proxy statement and Genworth’s 2008 Annual Report may be viewed online. To view, go to www.genworth.com, click “Investors,” then click “SEC Filings & Financial Reports” and finally click “Annual Reports and Proxy Statements.” Stockholders of record may elect to receive future annual reports and proxy statements electronically by providing consent to electronic delivery on-line at www.bnymellon.com/shareowner/isd. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify Genworth or The Bank of New York in accordance with applicable law that you wish to resume mail delivery of these documents.

If you hold your Genworth stock through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to receive your proxy materials electronically.

How can I get a copy of Genworth’s Annual Report on Form 10-K?

To obtain a copy of Genworth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 without charge, address your request to Investor Relations, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230. The Annual Report on Form 10-K also may be accessed at our website. To view, go to www.genworth.com, click “Investors,” then click “SEC Filings & Financial Reports” and finally click “Annual Reports and Proxy Statements.” The Annual Report on Form 10-K also may be accessed at the SEC’s website at www.sec.gov.

INFORMATION ABOUT COMMUNICATIONS WITH GENWORTH AND OUR BOARD OF DIRECTORS

How may I communicate directly with the Board of Directors?

The Board of Directors provides a process for stockholders to send communications to the Board of Directors. You may communicate with the Board of Directors, individually or as a group, as follows:

By Mail

The Board of Directors

Genworth Financial, Inc.

c/o Leon E. Roday, Secretary

6620 West Broad Street

Building #1

Richmond, Virginia 23230

By Phone

1-866-717-3594

By E-mail

Directors@genworth.com

You should identify your communication as being from a Genworth stockholder. The Secretary may require reasonable evidence that your communication or other submission is made by a Genworth stockholder before transmitting your communication to the Board of Directors.

How may interested parties communicate directly with the non-management directors?

Interested parties may communicate directly with the non-management directors, individually or as a group, by any of the means set forth above or as follows:

By Mail

Non-Management Directors of the Board of Directors

Genworth Financial, Inc.

c/o Leon E. Roday, Secretary

6620 West Broad Street

Building #1

Richmond, Virginia 23230

How do I communicate directly with Genworth?

You may communicate directly with Genworth as follows:

By Mail

Genworth Financial, Inc.

c/o Leon E. Roday, Secretary or c/o Investor Relations

6620 West Broad Street

Building #1

Richmond, Virginia 23230

How may I communicate with the Audit Committee regarding accounting, internal accounting controls or auditing matters?

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by company employees of concerns regarding questionable accounting or auditing matters. A communication or complaint to the Audit Committee regarding accounting, internal accounting controls or auditing matters may be submitted by any of the following means:

OMBUDSPERSON

By Mail

Genworth Ombudsperson

Genworth Financial, Inc.

6620 West Broad Street

Building #1

Richmond, Virginia 23230

Anonymously By Phone

1-888-251-4332

By E-mail

OmbudsOffice.Genworth@genworth.com

AUDIT COMMITTEE

By Mail

Audit Committee

Genworth Financial, Inc.

6620 West Broad Street

Building #1

Richmond, Virginia 23230

Anonymously By Phone

1-866-717-3594

By E-mail

Directors@genworth.com

ELECTION OF DIRECTORS

At the Annual Meeting, nine directors are to be elected to hold office until the 2010 Annual Meeting and until their successors have been elected and have qualified. The nine nominees for election at the Annual Meeting are listed on pages 6 to 8 with brief biographies. The Board of Directors has determined that eight of the nine nominees are independent directors under NYSE listing requirements and our Governance Principles, which are discussed below in the Corporate Governance section.

All of the nominees named below have been nominated by our Board of Directors to be elected by holders of our common stock. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee for election is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board of Directors may nominate as a substitute.

Our Governance Principles state that directors generally will not be nominated for election to our Board of Directors after their 73rd birthday, although the Board may nominate candidates over 73 for special circumstances. In light of current market conditions, the Board of Directors believes that special circumstances exist to nominate Mr. Borelli for election to the Board after his 73rd birthday. Mr. Borelli is an audit committee financial expert, as defined by SEC rules. Because of Mr. Borelli’s financial expertise and the benefits of continuity during this time period, the Board believes that retaining Mr. Borelli on the Board of Directors is in the best interest of our stockholders, and has nominated Mr. Borelli for the election of directors to hold office until the 2010 Annual Meeting and until his successor has been elected and qualified.

Frank J. Borelli, 73, former Chief Financial Officer of Marsh & McLennan Companies, Inc. Director since June 2004.

Mr. Borelli was a Senior Advisor to Stone Point Capital, a former wholly owned subsidiary of Marsh & McLennan Companies, Inc., from his retirement from Marsh & McLennan in January 2001 through December 2008. Prior thereto, he was Senior Vice President of Marsh & McLennan from April to December 2000 and Senior Vice President and Chief Financial Officer from September 1984 to April 2000. He is a director and Audit Committee Chairman of Express Scripts, Inc. and is a director of the Interpublic Group of Companies. Mr. Borelli is a Trustee of St. Thomas Aquinas College. Mr. Borelli received a B.B.A. in Business Administration from Bernard M. Baruch College, City University of New York.

Michael D. Fraizer, 50, Chairman of the Board, President and Chief Executive Officer of Genworth Financial, Inc. Director since May 2004.

Mr. Fraizer has been our Chairman of the Board, President and Chief Executive Officer since the completion of our initial public offering (the “IPO”) in May 2004. Prior to the IPO, he had served as a Vice President of General Electric Company (“GE”) since December 1995 and a Senior Vice President of GE since June 2000. Mr. Fraizer was Chairman of the Board of GE Financial Assurance Holdings, Inc. (“GEFAHI”) from November 1996 to May 2004 and President and Chief Executive Officer of GEFAHI from April 1997 to May 2004. Mr. Fraizer led the Consumer Savings and Insurance Group, a predecessor of GEFAHI, from February 1996 until the formation of GEFAHI in October 1996. From July 1993 to December 1996, Mr. Fraizer served in various capacities at GE including: President and Chief Executive Officer of GE Capital Commercial Real Estate; Vice President—Portfolio Acquisitions and Ventures of GE Capital Commercial Real Estate; President and Managing Director, GE Japan and as a member of GE’s Corporate Audit Staff. Mr. Fraizer serves as a trustee of the Virginia Foundation for Independent Colleges and on the board of the American Council of Life Insurers, the Financial Services Roundtable and the Andre Agassi Charitable Foundation. Mr. Fraizer received a B.A. in Political Science from Carleton College.

Nancy J. Karch, 61, former Senior Partner of McKinsey & Company. Director since October 2005.

Ms. Karch was a Senior Partner of McKinsey & Company, an independent consulting firm, from 1988 until her retirement in 2000. Prior thereto, Ms. Karch served in various executive capacities at McKinsey since 1974. She is a director of Liz Claiborne, Inc., MasterCard Incorporated, and The Corporate Executive Board Company. Ms. Karch is also on the board of the Westchester Land Trust and Northern Westchester Hospital, both not-for-profit organizations. Ms. Karch received a B.A. from Cornell University, an M.S. from Northeastern University and an M.B.A. from Harvard Business School.

J. Robert “Bob” Kerrey, 65, President of The New School University and former United States Senator. Director since June 2004.

Mr. Kerrey has been the President of The New School University since 2001. From January 1989 to December 2000, he was a U.S. Senator for the State of Nebraska. Mr. Kerrey was a democratic candidate for President in 1992. From January 1982 to December 1987, Mr. Kerrey served as Governor of Nebraska. Prior thereto, Mr. Kerrey was an independent businessman and founder of a chain of restaurants and health clubs. Mr. Kerrey served in Vietnam as a Navy SEAL from 1966 to 1969, for which he received the Congressional Medal of Honor. He serves on the boards of Jones Apparel Group, Inc., Scientific Games Corporation and Tenet Healthcare Corporation. Mr. Kerrey received a B.S. in Pharmacy from the University of Nebraska.

Risa J. Lavizzo-Mourey, 54, President and Chief Executive Officer of the Robert Wood Johnson Foundation. Director since November 2007.

Dr. Lavizzo-Mourey is the President and Chief Executive Officer of the Robert Wood Johnson Foundation and has served in that capacity since January 2003. She previously served as a Senior Vice President of the Robert Wood Johnson Foundation from April 2001 to January 2003. Dr. Lavizzo-Mourey served as the Director of the Institute on Aging and Chief of the Division of Geriatric Medicine from 1984 to 1992 and 1994 to 2001 and the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania from 1997 to 2001. She has served on numerous federal advisory committees, including the Task Force on Aging Research, the Office of Technology Assessment Panel on Preventive Services for Medicare Beneficiaries, the Institute of Medicine’s Panel on Disease and Disability Prevention Among Older Adults and the President’s Advisory Commission on Consumer Protection and Quality in the Healthcare Industry. Dr. Lavizzo-Mourey also serves as a director of Hess Corporation. Dr. Lavizzo-Mourey earned her M.D. from Harvard Medical School and an M.B.A. from the University of Pennsylvania’s Wharton School.

James A. Parke, 63, former Vice Chairman and Chief Financial Officer of GE Capital Services and former Senior Vice President of General Electric Company. Director since May 2004.

Mr. Parke retired as Vice Chairman and Chief Financial Officer of GE Capital Services and a Senior Vice President at GE in December 2005. He had served in those positions since 2002. From 1989 to 2002 he was Senior Vice President and Chief Financial Officer at GE Capital Services and a Vice President of GE. Prior thereto, from 1981 to 1989 he held various management positions in several GE businesses. He serves as a director of buildOn and as a regent of Concordia College. Mr. Parke received a B.A. in History, Political Science and Economics from Concordia College in Minnesota.

James S. Riepe, 65, former Vice Chairman of T. Rowe Price Group, Inc. Director since March 2006 and Lead Director since February 2009.

Mr. Riepe was the Vice Chairman of T. Rowe Price Group, Inc. from 1997 until his retirement in December 2005. Mr. Riepe also served as a director of the T. Rowe Price Group, Inc. and as Chairman and director of the T. Rowe Price Funds until April 2006. Prior to joining T. Rowe Price Group, Inc. in 1982, Mr. Riepe was an Executive Vice President of The Vanguard Group. Mr. Riepe serves as a director of The NASDAQ OMX Group, Inc. and LPL Investment Holdings, Inc. He is the chairman of the University of Pennsylvania’s Board of Trustees and the T. Rowe Price Program for Charitable Giving. He is also a trustee of the James S. and Gail P. Riepe Charitable Foundation and the Baltimore Museum of Art. Mr. Riepe received an M.B.A. and a B.S. from the University of Pennsylvania.

Barrett A. Toan, 61, former Chairman and Chief Executive Officer of Express Scripts, Inc. Director since July 2006.

Mr. Toan was the Chairman of Express Scripts, Inc. from November 2000 until May 2006 and the Chief Executive Officer of Express Scripts, Inc. from March 1992 until his retirement in March 2005. Mr. Toan was an executive officer of Express Scripts, Inc. from May 1989 until his retirement and served as the President from October 1990 to April 2002. Prior thereto, he was an Executive Director and Chief Operating Officer of Sanus Health Plan of St. Louis. Mr. Toan continues to serve as a director of Express Scripts, Inc. and is also a director of Sigma-Aldrich Corporation. He also serves as a director on a number of charitable organizations, including the St. Louis Art Museum and the Missouri Botanical Garden. Mr. Toan received an M.P.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania and an A.B. from Kenyon College.

Thomas B. Wheeler, 72, former Chairman and Chief Executive Officer of MassMutual Financial Group. Director since June 2004.

Mr. Wheeler retired as Chairman of Massachusetts Mutual (now known as MassMutual Financial Group) in December 2000 and as Chief Executive Officer in January 1999. He served as Chairman and Chief Executive Officer of MassMutual beginning in March 1996, President and Chief Executive Officer of MassMutual beginning in October 1988, and President and Chief Operating Officer of MassMutual beginning in January 1987. Mr. Wheeler served as Executive Vice President of MassMutual’s insurance and financial management line from July 1983 to December 1986 and MassMutual’s field sales force from May 1962 to June 1983, serving as Agent and General Agent. Mr. Wheeler is a director of Textron, Inc. He is also a director of EstateWorks, Inc. and a trustee of Woods Hole Oceanographic Institution. Mr. Wheeler received a B.A. in American Studies from Yale University.

THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF OUR CLASS A COMMON STOCK VOTE FOR THE ELECTION OF MR. BORELLI, MR. FRAIZER, MS. KARCH, MR. KERREY, DR. LAVIZZO-MOUREY, MR. PARKE, MR. RIEPE, MR. TOAN AND MR. WHEELER.

CORPORATE GOVERNANCE

Governance Principles

Our Governance Principles, which include guidelines for determining director independence and reporting concerns to non-management directors and the Audit Committee, are included in Appendix A to this proxy statement. All of our corporate governance materials, including the Governance Principles, the charters adopted by the Board for each of our standing committees and any key practices adopted by the committees, are published on Genworth’s website. To view these materials, go to www.genworth.com, click “Investors” and then click “Corporate Governance.” We also will provide a copy of these materials in print to any stockholder who requests it. The Board regularly reviews corporate governance developments and may modify these principles, charters and key practices as warranted. Any modifications will be reflected in the documents on Genworth’s website.

The Board held 16 meetings during 2008. During 2008, each of our directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director), and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). As set forth in the Governance Principles, directors are expected to attend the Annual Meeting. All of our directors serving at the time of our 2008 Annual Meeting of Stockholders attended the meeting.

Lead Director

In February 2009, the independent members of the Board created the position of Lead Director and appointed Mr. Riepe to serve in this role. As more fully set forth in our Governance Principles, included in Appendix A to this proxy statement and on our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Governance Principles” and finally click “Governance Principles” one more time), the Lead Director’s responsibilities and authority include:

•	presiding at all meetings of the Board when the Chairman of the Board is not present;

•	presiding at all meetings of the non-management and independent directors;

•	serving as a liaison between the Chief Executive Officer and the non-management and independent directors;

•	consulting on meeting agendas;

•	working with management to assure that meeting materials are fulfilling the needs of directors;

•	consulting on the meeting calendar and meeting schedules to assure there is sufficient time to discuss all agenda items;

•	periodically calling meetings of the non-management and independent directors, including at the request of such directors; and

•	working with the Chairman of the Board to respond to stockholder inquiries involving the Board.

Director Independence

Our Board currently consists of nine directors, eight of whom are independent (as defined by our Governance Principles and NYSE listing standards) and one of whom is our President and Chief Executive Officer. For a director to be independent, the Board must determine that the director does not have any direct or indirect material relationship with Genworth. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements of the NYSE. The independence guidelines are set forth in Section 4 of our Governance Principles, which are included in Appendix A to this proxy statement. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has determined that

Mr. Borelli, Ms. Karch, Mr. Kerrey, Dr. Lavizzo-Mourey, Mr. Parke, Mr. Riepe, Mr. Toan and Mr. Wheeler satisfy the NYSE’s independence requirements and Genworth’s independence guidelines. The Board also previously determined that Saiyid T. Naqvi, who resigned from our Board effective February 12, 2009, satisfied the NYSE’s independence requirements and Genworth’s independence guidelines. Mr. Naqvi’s resignation followed a change in his principal job responsibilities and was submitted to and accepted by the Board in accordance with our Governance Principles.

In addition to the independence guidelines discussed above, members of the Audit Committee also must satisfy additional independence requirements established by the SEC and the NYSE. Specifically, they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from Genworth or any of its subsidiaries other than their directors’ compensation and they may not be affiliated with Genworth or any of its subsidiaries. The Board has determined that all the members of the Audit Committee satisfy the relevant SEC and NYSE independence requirements.

Code of Business Conduct and Ethics

All of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in our Code of Ethics. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chief Executive Officer. Our Code of Ethics is published in the corporate governance section of our website. To view our Code of Ethics, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Code of Business Conduct & Ethics” and finally click “Genworth Code of Ethics.” We also will provide a printed copy of our Code of Ethics to any stockholder who requests it. Section 11 of our Governance Principles, which are included in Appendix A to this proxy statement, more fully addresses our Code of Ethics. Under our Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to our Code of Ethics.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Subject to the rights of the holders of any outstanding series of our preferred stock, our certificate of incorporation provides that the number of authorized directors of our company will be fixed from time to time by a resolution adopted by our Board of Directors, but will not be less than one nor more than 15. Our Board of Directors adopted a resolution in February 2009, upon the recommendation of the Nominating and Corporate Governance Committee, setting the size of the Board of Directors at nine members. Working through its Nominating and Corporate Governance Committee, our Board of Directors continues to evaluate the optimal size for the Board and may consider the addition of one or more independent directors to the Board.

Each director elected by the holders of our common stock will serve until the earlier of his or her death, resignation, disqualification, removal or until his or her successor is elected and qualified. The holders of common stock do not have cumulative voting rights in the election of directors.

Our Governance Principles provide that directors who serve as chief executive officers or in equivalent positions for other public companies should not serve on more than two other boards of public companies in addition to the Genworth Board. Other directors should not serve on more than four other boards of public companies in addition to the Genworth Board.

Board Committees

The four standing committees of the Board are the Audit Committee, the Management Development and Compensation Committee (the “Compensation Committee”), the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Legal and Public Affairs Committee. These committees are described below. The Board has established written charters for each of its four standing committees. Our Board of Directors may also establish various other committees to assist it in its responsibilities.

The table below shows the current Board committee memberships and the number of meetings each committee held in 2008.

Director	Audit	Management Development and Compensation	Nominating and Corporate Governance	Legal and Public Affairs
Frank J. Borelli	C		X
Michael D. Fraizer*
Nancy J. Karch		X	X
J. Robert Kerrey			X	C
Risa J. Lavizzo-Mourey	X			X
James A. Parke
James S. Riepe+	X	C
Barrett A. Toan			X	X
Thomas B. Wheeler		X	C

Total 2008 Meetings	13	9	7	4

* Non-Independent Director

+ Lead Director

C = Committee Chairperson

X = Committee Member

Audit Committee

The Audit Committee consists solely of “independent” directors as defined under the applicable rules of the NYSE and the SEC. In addition, the Board has determined that two of the Audit Committee’s current members, Frank J. Borelli and James S. Riepe, are “audit committee financial experts,” as defined by SEC rules.

As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Audit Committee” and finally click “Charter”), the Audit Committee is concerned primarily with the accuracy and effectiveness of the audits of our financial statements. The Audit Committee’s duties include:

•	selecting our independent registered public accounting firm and approving the terms of its engagement;

•	reviewing with management and our independent registered public accounting firm our annual audited financial statements, quarterly financial statements and certain other financial information;

•

discussing with management the company’s risk assessment and risk management practices, including the company’s major financial risk exposures and steps taken by management to monitor and mitigate such exposures;

•	reviewing our financial reporting and accounting standards and principles;

•	reviewing our internal system of financial controls and the results of internal audits;

•	obtaining and reviewing formal written reports from the independent registered public accounting firm regarding its internal quality-control procedures;

•	reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct;

•	establishing procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters; and

•	establishing policies and procedures for the review and approval of all proposed transactions with “Related Persons,” as that term is defined in Section 11(b) of our Governance Principles.

The Audit Committee has determined that in view of the increased demands and responsibilities of the committee, its members generally should not serve on more than two additional audit committees of other public companies. The Audit Committee’s report appears on page 54 of this proxy statement.

Management Development and Compensation Committee

The Compensation Committee consists solely of “independent” directors under the applicable rules of the NYSE. As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Management Development and Compensation Committee” and finally click “Charter”), the Compensation Committee has two primary responsibilities:

•	monitoring our management resources, structure, succession planning, development and selection process as well as the performance of key executives; and

•	reviewing and approving our executive compensation and broad-based incentive compensation plans.

Under its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee’s report appears on page 30 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee

The Nominating Committee consists solely of “independent” directors under the applicable rules of the NYSE. As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Nominating and Corporate Governance Committee” and finally click “Charter”), the Nominating Committee’s responsibilities include:

•	selecting of potential candidates for our Board of Directors;

•	reviewing of the Board’s committee structure and the selection of committee members;

•	developing and annually reviewing our Governance Principles;

•	overseeing the annual self-evaluations of our Board and its committees; and

•	reviewing annually director compensation and benefits.

The Nominating Committee makes recommendations to our Board of Directors of candidates for election to our Board, and our Board of Directors makes recommendations to our stockholders. This committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Leon E. Roday, Secretary, Genworth Financial, Inc., 6620 West Broad Street, Building #1, Richmond, Virginia 23230.

The Nominating Committee believes all director nominees should meet certain qualifications and possess certain qualities or skills that, when considered in light of the qualities and skills of the other director nominees, assist the Board in overseeing the company’s operations and developing and pursuing its strategic objectives. The Nominating Committee believes each director nominee should at a minimum:

•	possess the highest personal and professional ethics, integrity and values;

•	be committed to representing the long-term interests of the stockholders;

•	be inquisitive and have an objective perspective and have practical wisdom and mature judgment;

•	be willing and able to devote sufficient time to carrying out his or her duties and responsibilities effectively; and

•	be committed to serve on the Board for an extended period of time.

The qualifications, specific qualities and skills required for directors are further set forth in Section 3 of Genworth’s Governance Principles, which are included as Appendix A to this proxy statement.

In addition to considering candidates suggested by stockholders, the Nominating Committee considers potential candidates recommended by current directors, company officers, employees and others. We have also engaged an outside search firm to assist us in identifying and evaluating potential director candidates. The Nominating Committee considers all potential candidates regardless of the source of the recommendation. The committee’s review is typically based on any written materials provided with respect to the candidate. The Nominating Committee determines whether the candidate meets our general qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

Legal and Public Affairs Committee

The principal purpose of the Legal and Public Affairs Committee is to assist the Board in its oversight responsibilities relating to Genworth practices and positions on corporate citizenship, consumer policies, including sales compliance, and legislative issues that affect us, our stockholders, employees and customers. The Legal and Public Affairs Committee has a written charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Legal and Public Affairs Committee” and finally click “Charter”).

Compensation of Directors

The Nominating Committee has the responsibility for reviewing and recommending to the Board compensation and benefits for “non-management directors.” Non-management directors are those directors who are not executive officers of Genworth or its affiliates. Accordingly, all directors, other than Mr. Fraizer, are regarded as non-management directors. Mr. Frazier does not receive any compensation for serving as a director.

Pursuant to its charter, the Nominating Committee conducts an annual review of non-management director compensation and benefits and recommends any changes to the Board of Directors for the Board’s consideration. As part of this review in 2008, the Nominating Committee engaged Steven Hall & Partners, LLC to provide competitive market data and advice regarding outside director compensation. The Nominating Committee determined not to recommend to the Board any changes to the amount of compensation paid to our non-management directors in 2008.

•

Annual Retainer. Each non-management director is paid an annual retainer of $160,000 in quarterly installments, following the end of each quarter of service. Of this amount, 40% (or $64,000) of the annual retainer is paid in cash and 60% (or $96,000) is paid in deferred stock units (“DSUs”). Instead of receiving a cash payment, non-management directors may elect to have 100% of their annual retainer paid in DSUs, provided, however, that no more than 25,000 DSUs may be granted to any non-management director in any one calendar year pursuant to the terms of the 2004 Genworth Financial, Inc. Omnibus Incentive Plan under which the DSUs are awarded. To the extent this limit would be exceeded, the remainder of a director’s annual retainer will be paid in cash.

•

Deferred Stock Units. Pursuant to their original terms, DSUs awarded to non-management directors represented the right to receive the value of one share of our common stock in the future, payable in cash. DSUs are granted at the end of each quarter of service and are credited to a notional account maintained by us in the recipient’s name. The number of DSUs granted is determined by dividing the DSU value to be delivered by the fair market value of our common stock on the date of grant. DSUs accumulate regular quarterly dividends which are reinvested in additional DSUs. The DSUs will be paid out beginning one year after the director leaves the Board in a single payment or in payments over ten years, at the election of the director. All outstanding DSUs, which were originally payable in cash, were amended as of February 12, 2009 to be settled in shares of our common stock on a one-for-one basis.

•

Fees for Lead Director. In February 2009, the Board created the position of Lead Director. As additional compensation for service as Lead Director, the Lead Director receives an annual cash retainer of $20,000.

•

Fees for Committee Chairs. As additional compensation for service as chairperson, the chairperson of the Audit Committee receives an annual cash retainer of $15,000. Each other standing committee chairperson receives an annual cash retainer of $10,000.

•

Matching Gift Program. The company offers a matching gift program that provides for the matching of employee and director charitable contributions pursuant to the contribution guidelines established by the Genworth Foundation. Each non-management director is eligible for the matching of charitable contributions on a dollar-for-dollar basis, up to a maximum matching contribution of $15,000 during any calendar year.

•

Reimbursement of Certain Expenses. Non-management directors are reimbursed for travel expenses to attend Board and committee meetings and to attend director education seminars, in accordance with policies approved from time to time.

The following table sets forth information concerning compensation paid or accrued by us in 2008 to our directors. As described in further detail in footnotes 3 and 4 below, amounts in both the “Stock Awards” column and the “All Other Compensation” column include negative amounts that reflect a reversal in 2008 of stock-based compensation expense associated with DSUs and recognized by the company in prior years. This reversal is required under accounting rules applicable to “liability awards” as a result of the decline in the price of the company’s common stock in 2008.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Frank J. Borelli	79,000	(207,225)	12,096	(116,129)
Nancy J. Karch	64,000	(101,716)	(438)	(38,154)
J. Robert Kerrey	10,000	(345,375)	10,160	(325,215)
Risa J. Lavizzo-Mourey	—	53,622	586	54,208
Saiyid T. Naqvi (1)	—	(160,989)	14,408	(146,581)
James A. Parke	—	(113,233)	58	(113,175)
James S. Riepe	74,000	(78,426)	14,908	10,482
Barrett A. Toan	—	(95,946)	15,248	(80,698)
Thomas B. Wheeler	74,000	(207,225)	12,096	(121,129)

(1)	Mr. Naqvi resigned from the Board effective February 12, 2009.
(2)	Amounts reflect the portion of the annual retainer (described above) that was paid in cash. Non-management directors may elect to receive the cash portion of their annual retainer in the form of DSUs. Mr. Kerrey, Ms. Lavizzo-Mourey, Mr. Naqvi, Mr. Parke and Mr. Toan elected to receive $64,000 in the form of DSUs in lieu of cash. With respect to Mr. Borelli, the amount includes $15,000 paid for service as Chairman of the Audit Committee. With respect to Mr. Kerrey, the amount includes $10,000 paid for service as Chairman of the Legal and Public Affairs Committee. With respect to Mr. Wheeler, the amount includes $10,000 paid for service as Chairman of the Nominating Committee. With respect to Mr. Riepe, the amount reflects $10,000 paid for service as Chairman of the Compensation Committee.
(3)	Amounts reflect (i) the grant date fair value of DSUs received in payment of the annual retainer (including any DSUs received in lieu of the cash portion of the annual retainer), 100% of which was recognized by the company as an expense in 2008 for financial accounting purposes, plus (ii) a reversal in 2008 of stock-based compensation expense recognized by the company in prior years relating to the DSUs (including outstanding DSUs granted in lieu of cash retainer) to reflect the decline in the price of the company’s common stock in 2008. The adjustment relating to DSUs is required because the DSUs were, prior to their amendment in February 2009, payable in cash and therefore were liability awards under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“FAS 123R”), which must be re-measured at each financial reporting date to reflect changes in the price of the common stock. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with FAS 123R. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the company’s consolidated financial statements, which are included in the company’s Annual Report on Form 10-K for 2008 filed with the SEC.

The following table shows for each non-management director (i) the aggregate grant date fair value of DSUs received in payment of the annual retainer for 2008 (including any DSUs received in lieu of the cash portion of the annual retainer), and (ii) the total number of DSUs held as of December 31, 2008:

Name	Grant Date Fair Value of DSUs Granted in 2008 ($)	Total Number of DSUs Held as of December 31, 2008 (#)
Frank J. Borelli	64,400	25,240
Nancy J. Karch	64,400	20,112
J. Robert Kerrey	107,333	42,067
Risa J. Lavizzo-Mourey	107,333	22,740
Saiyid T. Naqvi	107,333	33,109
James A. Parke	107,333	30,810
James S. Riepe	64,400	18,990
Barrett A. Toan	107,333	29,980
Thomas B. Wheeler	64,400	25,240
(4)	DSUs have dividend equivalent rights that accrue regular quarterly dividends, which are reinvested in additional DSUs. Amounts shown reflect dividends accruing with respect to DSUs, which were not factored into the grant date fair value of the original award, plus a negative accounting adjustment to reflect the decline in the price of the company’s common stock in 2008. Also reported in this column are company charitable match contributions.

Director Stock Ownership Policy

To help promote the alignment of the personal interests of the company’s directors with the interests of our stockholders, we have established a stock ownership policy for all non-management directors. Each non-management director is expected to hold at least $300,000 worth of Genworth common stock and/or DSUs while serving as a director of Genworth. Previously, each non-management director had five years from the date he or she became a non-management director to attain this ownership threshold. Due to the decline in the price of the company’s common stock in 2008, our Board of Directors determined to revise this policy. Currently, each non-management director has seven years from the date he or she becomes a non-management director to attain this ownership threshold.

The following table shows the stock ownership as of March 20, 2009 of our non-management directors, the percentage of the ownership threshold that they have reached, and the portion of the seven-year period that has elapsed in which the non-management director must attain enough stock to satisfy his or her ownership guideline. The value of each non-management director’s stock ownership is based on our stock price as of March 20, 2009.

Director	Number of Shares/DSUs Held (#)	Value as of 3/20/2009 ($)	Stock Ownership Guideline ($)	Stock Held as % of Guideline	% of Time Elapsed to Attain Guideline
Frank J. Borelli	25,240	44,928	300,000	15	68
Nancy J. Karch	24,587	43,766	300,000	15	48
J. Robert Kerrey	42,067	74,880	300,000	25	68
Risa J. Lavizzo-Mourey	25,740	45,817	300,000	15	19
James A. Parke (1)	280,809	499,841	300,000	167	41
James S. Riepe	41,989	74,742	300,000	25	43
Barrett A. Toan	37,979	67,604	300,000	23	38
Thomas B. Wheeler	25,240	44,928	300,000	15	68

(1)	Mr. Parke was elected to our Board of Directors by the holders of the company’s Class A common stock in May 2006. At such time, Mr. Parke became subject to the director stock ownership policy.

Meetings of Non-Management and Independent Directors

Our Governance Principles provide that the non-management directors will meet without management present at each regularly scheduled Board meeting. Michael D. Fraizer, our President and Chief Executive Officer, is currently the only employee of the company who serves on our Board. In addition, our Governance Principles provide that the independent directors on our Board (whose independence is determined in accordance with the NYSE listing standards and our Governance Principles) will separately meet at least one time each year without the presence of non-independent directors. The directors have determined that the Lead Director, currently Mr. Riepe, will preside at the meetings of the non-management directors and the independent directors. The non-management and independent directors may meet without management present at such other times as determined by the Lead Director or at the request of the non-management or independent directors.

INFORMATION RELATING TO DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS

Ownership of Common Stock

The following table sets forth information as of March 20, 2009, regarding the beneficial ownership of our common stock by:

•

all persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to own beneficially more than 5% of any class of our common stock (based on the most recently available information filed with the SEC);

•	the named executive officers included in the Summary Compensation Table below;

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to the table, directors and executive officers possess sole voting and investment power with respect to all shares set forth by their name. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of March 20, 2009 are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. The table does not reflect any shares of common stock issuable upon the exercise of stock appreciation rights that are currently exercisable or will become exercisable within 60 days of March 20, 2009, because the base price of all outstanding stock appreciation rights was higher than the closing price of our common stock on March 20, 2009. As of March 20, 2009, there were 433,179,662 shares of common stock outstanding and no shares of any other class of voting securities outstanding.

The address of each director and executive officer listed below is c/o Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

	Beneficial Ownership
Name of Beneficial Owner	Number of shares	Percentage
AXA Financial, Inc. and affiliates (1)	35,219,773	8.1%
NWQ Investment Management Company, LLC (2)	33,109,080	7.6%
Michael D. Fraizer (3)	1,095,245	*
Patrick B. Kelleher	15,000	*
Thomas H. Mann (4)	444,147	*
Pamela S. Schutz (5)	212,973	*
Leon E. Roday (6)	146,219	*
Victor C. Moses (7)	45,316	*
Frank J. Borelli	—	*
Nancy J. Karch	4,475	*
J. Robert Kerrey	—	*
Risa J. Lavizzo-Mourey	3,000	*
James A. Parke	250,000	*
James S. Riepe	23,000	*
Barrett A. Toan	8,000	*
Thomas B. Wheeler	—	*
All directors and executive officers as a group (20 persons)	2,576,296	*

* Less than 1%.

(1)	Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 13, 2009 by AXA Financial, Inc. (“AXA Financial”) on behalf of itself and affiliated entities. According to the schedule, the shares are also beneficially owned by the following French affiliates of AXA Financial: AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; and AXA (collectively with AXA Financial, the “AXA Group”). Of the reported shares, the AXA Group reported that it has sole power to vote or direct the vote of 27,459,894 shares and sole power to dispose or direct the disposition of 35,219,773 shares. The AXA Group further reported that a majority of such shares are held by unaffiliated third-party client accounts managed by AllianceBernstein L.P., as investment adviser and a majority-owned subsidiary of AXA Financial. The address for AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.
(2)	Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 17, 2009 by NWQ Investment Management Company, LLC (“NWQ”). NWQ reported that it has sole power to vote or direct the vote of 28,849,734 shares and sole power to dispose or to direct the disposition of 33,109,080 shares. NWQ reported that such securities are beneficially owned by its clients, which clients may include investment companies registered under the Investment Company Act of 1940 and/or employee benefit plans, pensions, charitable funds or other institutional and high net worth clients. The address for NWQ is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.
(3)	Includes 289,560 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 20, 2009. Also includes 400,000 shares that Mr. Fraizer contributed to a grantor retained annuity trust (GRAT) in May 2008.
(4)	Includes 339,648 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 20, 2009.
(5)	Includes 159,965 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 20, 2009.
(6)	Includes 87,341 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 20, 2009. Also includes 20 shares held by trusts for children.
(7)	Includes 11,584 shares of common stock that will be issued upon conversion of restricted stock units on April 1, 2009. Mr. Moses retired as our Senior Vice President—Actuarial & Risk on October 1, 2008.

EQUITY COMPENSATION PLANS

The following table gives information as of December 31, 2008 about the common stock that may be issued under all of our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (4)
Equity Compensation Plans Approved by Stockholders (1)	17,415,126	$24.50	7,022,263
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	17,415,126	$24.50	7,022,263

(1)	2004 Genworth Financial, Inc. Omnibus Incentive Plan.
(2)	Includes shares issuable pursuant to the exercise or conversion of stock options, restricted stock units and performance stock units. The number of shares issuable upon conversion of performance stock units is calculated based on maximum payout levels. Does not include any shares issuable upon exercise of stock appreciation rights because the base price of all outstanding stock appreciation rights is higher than the closing price of our common stock on December 31, 2008.
(3)	Calculation of weighted average exercise price of outstanding awards includes stock options, but does not include restricted stock units, performance stock units that convert to shares of common stock for no consideration, or stock appreciation rights because the base price of all outstanding stock appreciation rights is higher than the closing price of our common stock on December 31, 2008.
(4)	Includes approximately 4,922,393 shares that are available for issuance pursuant to grants of full-value stock awards.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation programs and policies, including the material compensation decisions made under the programs with respect to the following executive officers, whom we refer to as our “named executive officers”:

•	Michael D. Fraizer, our Chairman of the Board, President and Chief Executive Officer (the “CEO”);

•	Patrick B. Kelleher, our Senior Vice President—Chief Financial Officer (the “CFO”);

•	Thomas H. Mann, our Executive Vice President—Genworth, with responsibility for our International segment;

•	Pamela S. Schutz, our Executive Vice President—Genworth, with responsibility for our Retirement and Protection segment;

•	Leon E. Roday, our Senior Vice President, General Counsel and Secretary; and

•	Victor C. Moses, our former Senior Vice President—Actuarial & Risk, who retired from the company on October 1, 2008.

Principles Underlying Our Compensation Programs

Our objective in compensating executives is to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. With this objective in mind, we design and administer our executive compensation programs using the following guiding principles:

•	Compensation should be primarily performance-based and align executive incentives with stockholder interests across multiple timeframes.

•	Total pay at risk should align with an executive’s impact on company performance.

•	Total compensation opportunities should be competitive within the relevant marketplace.

•	Our compensation structure should remain flexible and allow for the exercise of discretion where appropriate.

These principles guide our compensation program design and individual compensation decisions, with their application in the aggregate intended to drive long-term stockholder value. See Our Decision Making Process section below for more information about the key factors in administering our compensation program.

Executive Summary

The U.S. housing market decline, the dramatic deterioration of the global financial markets and the general economic recession had a significant impact on the company’s financial performance in 2008, and, therefore, on our compensation programs. Reduced compensation payable to our named executive officers as a result of our 2008 financial performance reflects our “pay for performance” philosophy. Looking ahead, and more broadly, market conditions and loss of equity incentive values create new challenges for the company to incent, reward and retain executives. In response to this volatile economic environment, and to support our objective of aligning executive incentives with the long-term interests of our stockholders, we highlight below certain actions and developments in 2008 and early 2009, related to our executive compensation programs.

2008 Key Developments and Decisions

•

No Annual Incentive Bonuses to CEO and Segment Leaders. Performance under our 2008 annual incentive program was significantly below target levels, due in large part to higher than expected losses in our U.S. Mortgage Insurance segment and goodwill impairments. Additionally, during 2008, the company recorded significant impairments in its investment portfolio. This represents a second consecutive year of below target performance under the annual incentive program. As a result, no annual incentives were earned under the targets established for this program for 2008. The Compensation Committee separately approved discretionary awards to Mr. Kelleher and Mr. Roday for their leadership and effective response to challenges in 2008. These discretionary awards are further described under the Our Annual Compensation Program—Annual Incentive section below, and appear in the “Bonus” column of the Summary Compensation Table of this proxy statement.

•

No Payout Expected under Mid-Term Incentive Plan. Company performance under our 2007-2009 mid-term incentive plan is currently significantly below a threshold level of performance required for any payout, and therefore we do not anticipate that any performance share units (“PSUs”) will be earned under the plan. As such, a reversal of the stock-based compensation expense previously recorded as compensation to the named executive officers in 2007 is included as a negative compensation value for 2008 in the “Stock Awards” column of the Summary Compensation Table of this proxy statement.

•

Value of Outstanding Equity Awards Has Declined Significantly. The decline of our stock price through 2008 significantly diminished the value of our executives’ outstanding equity awards and stock ownership, as reflected in the Outstanding Equity Awards at Fiscal Year-End Table and the Stock Ownership Guidelines section of this proxy statement.

•

Transition Incentives for Key Executives. During 2008, the company refined its strategy as a specialist provider of financial security solutions. In the fall of 2008, the Compensation Committee approved special transition incentives (“Transition Incentives”) to certain key managers, including Mr. Kelleher and Mr. Roday, in order to support continuity of key leadership positions through the transition period. Continuity of leadership in these roles was deemed to be in the best interests of the company’s stockholders during a critical transition period for the company and a period of unprecedented economic and financial market turmoil. The Transition Incentives will be payable in November 2009 for continued satisfactory performance and leadership through the Transition Incentive period. The amount of the Transition Incentives for Mr. Kelleher and Mr. Roday are $500,000 and $570,000, respectively. The Transition Incentives will generally be forfeited in the event of termination before November 2009, except for a termination due to a job elimination, death or total disability.

2009 Key Developments and Decisions

•

Proposed Stock Option/SAR Exchange. In light of the substantial decline in the company’s stock price, the Compensation Committee reviewed the state of our equity-based incentive programs and determined, with input from its independent consultant, that an equity exchange program would be in the best interests of our stockholders. An equity exchange program would re-establish equity incentives for many of our employees. It would also permit the company to use forfeited shares to continue to attract, motivate and retain key executives without increasing the number of shares available for issuance under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan. The Board of Directors agreed with the Compensation Committee and has proposed, for stockholder approval, an offer to the company’s employees to exchange significantly “underwater” stock options and stock appreciation rights (“SARs”) for a lesser number of new stock options or SARs, respectively. The new stock options and SARs will be granted at current fair-market values and with new three- or four-year vesting requirements.

The company’s named executive officers will not be eligible to participate in the equity exchange program. However, the Compensation Committee will continue to evaluate alternatives in 2009 to re-establish meaningful long-term equity incentives for the named executive officers. Details of the equity exchange proposal, and further rationale, are submitted for stockholder approval under the Approval of an Amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan to Permit an Equity Exchange Program section in this proxy statement.

•

New Vesting Timeframe for Equity Awards. Beginning with awards granted in 2009, the Compensation Committee has determined that SARs and restricted stock units (“RSUs”) granted to executive officers will vest one-third per year beginning on the first anniversary of the grant date. Awards granted by the company to executive officers prior to 2009 generally vested over a five-year period. The Compensation Committee reviewed with its consultant the practices of peer companies and others in our industry, and determined that bringing the company’s equity grant practices in-line with market practice would support our ability to attract and retain talent.

•

Modified Approach for 2009 Annual Incentives. The unpredictable market environment for 2009, the fluctuating competitive environment, and the frequency of regulatory or other government actions globally make traditional financial milestones for determining annual incentives impractical. Because of the substantial uncertainties in the market environment for 2009, the Compensation Committee concluded that rigid financial targets would be difficult to set and could fail to create the desired incentives for management.

Therefore, the Compensation Committee will rely on its discretionary judgment of performance against certain strategic objectives, including key financial criteria, for the 2009 annual incentive awards to the company’s named executive officers. Additionally, target and maximum payout opportunities for named executive officers in 2009 will be reduced. This approach for 2009 annual incentives addresses the market environment and provides flexibility for the Compensation Committee to evaluate performance on the basis of accomplishments viewed as being in the best long-term interests of stockholders.

•

Eliminate Tax Gross-Up on Financial Counseling Benefit. The company will continue to provide financial counseling services to its executives as described in the Other Benefits and Perquisites section below; however, beginning in 2009 there will no longer be a tax gross-up on the value of those services. There are no other tax gross-ups provided to the company’s named executive officers in our annual benefit programs.

Annual Compensation Program

Our compensation program for executive officers consists of four key elements: base salary, annual incentive, a multi-year performance incentive (the “mid-term incentive”) and annual equity grants (the “long-term incentive”). Additionally, we provide a select set of benefits to our executive officers to ensure competitive compensation and benefits consistent with the marketplace and our guiding principles. Below is a summary assessment and actions taken with respect to our annual compensation program for 2008.

Base Salary

Base salaries are generally intended to reflect the scope of an executive officer’s responsibilities and level of experience, reward sustained performance over time, and be market-competitive. In March 2008, the Compensation Committee approved, upon the recommendation of our CEO, base salary adjustments for three named executive officers. Mr. Kelleher was awarded an increase of 12.5% in recognition of his sustained performance and increased responsibilities since joining the company as the CFO in early 2007, and Mr. Roday and Ms. Schutz were awarded increases of 3.6% and 4%, respectively, in recognition of their individual performance, market competitiveness and changes in job scope over time.

Annual Incentive

Annual incentives are typically paid in February for the prior year’s performance based on (i) company performance against one-year operating objectives, and (ii) discretionary judgment about individual executive officer performance against their objectives. Executive officers each have a target annual incentive established at the beginning of the year, expressed as a percentage of base salary. The discretion built into our annual incentive program enables us to balance quantitative measures with judgment about strategic and qualitative performance when rewarding our executive officers.

For 2008, the target annual incentive opportunities for the named executive officers ranged from 100% to 200% of base salary. The “target” annual incentive for each named executive officer represents what he or she should expect as a payment if the company meets its operating objectives, and if the individual executive officer meets satisfactory levels of individual performance for the plan year. A “threshold” level of company performance must be achieved to fund the first 50% of annual incentive payments, and the “maximum” awards for company and individual performance significantly above target objectives could be 150% of each named executive officer’s target award amount.

For 2008, the two metrics used to fund annual incentives for the named executive officers were Net Operating Income1 and Operating Return on Equity (“Operating ROE”),2 each adjusted for foreign currency fluctuations. The target performance level for Net Operating Income was $1.29 billion and the target performance level for Operating ROE was 9.8%. In 2008, company performance fell below the threshold amounts established for both metrics. Therefore, no annual incentive was paid to named executive officers in relation to the above metrics.

However, as noted above, the Compensation Committee exercised its discretion to award incentive payments to two of the named executive officers for their leadership and responsiveness to challenges in 2008. The Compensation Committee approved an award to Mr. Kelleher for his leadership in strategic planning, responsiveness to the shifting market environment, capital and liquidity management and external constituent communications. Also, the Compensation Committee approved an award to Mr. Roday for his leadership activities across government, regulatory and trade group relations during 2008. These award amounts are reflected in the Summary Compensation Table under the “Bonus” column.

2007-2009 Performance Incentive (Mid-Term Incentive)

In March 2007, the Compensation Committee approved the 2007-2009 mid-term incentive denominated in PSUs. The PSUs vest and convert to shares of common stock of the company at the end of the three-year performance period, based on the company’s achievement of performance goals relating to (i) average annual Diluted Net Operating EPS3 growth, and (ii) average annual Operating ROE growth. Each metric is equally weighted and has a threshold, target and maximum performance goal. The performance targets were established based on three years of performance needed to achieve the company’s multi-year operating plan. When established, the Compensation Committee believed the target levels of performance for both metrics were achievable, yet challenging. The Diluted Net Operating EPS goals represent double-digit percentage growth rates and the Operating ROE goals represent significant improvement over the three-year performance period.

Target awards for the 2007-2009 mid-term incentives were approximately 4.5-times the value of base salary for our CEO, 2.5-times the value of base salaries for our Executive Vice Presidents and CFO and 1-times the value of base salaries for our other executive officers. The value of each award was estimated based on stock price levels at the time of the award in March 2007. The target number of PSUs vest with company performance at target levels for both metrics. A participant may earn up to 200% of his or her target number of PSUs (or, in

1	“Net Operating Income” equals income from continuing operations, excluding after-tax net investment gains (losses) and other adjustments and infrequent or unusual non-operating items.
2	“Operating ROE” equals Net Operating Income divided by average ending stockholders’ equity, excluding accumulated other comprehensive income (loss) in average ending stockholders’ equity, for the most recent five quarters.
3	“Diluted Net Operating EPS” equals Net Operating Income divided by the daily weighted average of diluted shares outstanding over the measurement period.

the case of the CEO, up to 150% of his target number of PSUs) for performance at or exceeding the maximum performance goals for both metrics. Following the performance period any PSUs that vest will be subject to a nine-month holding period (net of shares used to cover taxes) and any unvested PSUs will be cancelled.

All PSUs will be forfeited if company performance falls below the threshold performance goals for both metrics, which is expected at this time due to the first two years of performance under the plan. Therefore, a negative compensation amount for 2008 is included in the amounts reported under the “Stock Awards” column in the Summary Compensation Table, representing the reversal of stock-based compensation expense previously recorded as compensation for each named executive officer in 2007.

Equity Grants (Long-Term Incentive)

Our annual equity grants to executive officers generally consist of a combination of SARs and RSUs. Use of these two equity awards creates a balance among:

(a)	stock price leverage through SARs, because SARs do not have value unless our stock price increases from the date of grant; and

(b)	retention value through full-value RSUs, because RSUs retain value even if the stock price declines, but vest over a period of time during which the grantee must remain in the service of the company.

Since 2006, our annual equity grant has been 100% SARs for the CEO and a combination of SARs and RSUs for our other executive officers. The 2008 annual equity grant, approved by the Compensation Committee in February 2008, was delivered approximately 80% in SARs and 20% in RSUs for our two Executive Vice Presidents and approximately 70% in SARs and 30% in RSUs for our remaining named executive officers. The different leverage of SARs compared to RSUs for our named executive officers is consistent with our principle of aligning proportions of pay at risk with an executive’s impact on company performance.

All SARs granted from 2005 through 2008 vest 20% per year, beginning on the first anniversary of the grant date, and all RSUs granted from 2005 through 2008 vest 50% on the third and fifth anniversaries of the grant date. Beginning with awards granted in 2009, the Compensation Committee has determined that SARs and RSUs granted to its executive officers will vest one-third per year beginning on the first anniversary of the grant date. The special award of SARs granted to executive officers at the time of our IPO (see description of our Founders Grant in the Executive Compensation section below) vested 25% per year, beginning on the second anniversary of the grant date, to provide additional retention incentives at that time. Awards are generally forfeited upon termination of employment with the company, except for limited instances described in the Potential Payments Upon Termination or Change of Control section below.

Beginning in February 2008, the company shifted the timing of our annual equity grants under our long-term incentive program to occur in February of each year. This synchronized the timing of long-term with other annual incentive award approvals by the Compensation Committee.

Our Decision-Making Process

Role of the Compensation Committee

The Compensation Committee seeks a collaborative relationship with management, and currently uses an independent third-party compensation consultant, to provide for a more informed decision-making process and objective perspective in this important governance matter. The Compensation Committee regularly meets in executive session and retains the final authority to approve all compensation policies, programs and amounts paid to our executive officers.

Role of Management and Compensation Consultant

Our CEO and Senior Vice President—Human Resources regularly attend meetings of the Compensation Committee to provide analysis, details and recommendations regarding the company’s executive compensation programs and plan design. This includes analysis of incentive program alignment with business strategy, as well as context for understanding financial results and competitiveness when the Compensation Committee evaluates business performance. The CEO is also expected to provide the Compensation Committee with performance assessments and compensation recommendations in his role as a manager for individual executive officers (other than himself).

In 2007, the Compensation Committee’s former consultant joined Hewitt Associates (“Hewitt”), a firm already utilized by Genworth’s management to administer company benefit plans as well as provide management with compensation data, analysis and market practice research in preparation for discussions with the Compensation Committee. For a portion of 2008, the Compensation Committee continued to utilize such consultant while searching for a new independent consultant.

In September 2008, the Compensation Committee retained Steven Hall & Partners, LLC, an independent compensation consultant, to assist in reviewing and analyzing compensation data for Genworth’s senior executives. The Compensation Committee occasionally requests special studies, assessment of market trends and education regarding changing laws and regulations from its compensation consultant to assist the Compensation Committee in its decision-making processes. The compensation consultant does not determine the amount or form of compensation for our senior executives.

The company continues to utilize Hewitt to administer benefit plans as well as provide management with compensation data, analysis and market practice research in preparation for discussions with the Compensation Committee.

Evaluating Market Competitiveness

We evaluate market competitiveness of our programs as an input into the process of setting target compensation levels for executive officers. We review each component of compensation for our executive officers separately and in the aggregate, and consider the internal relationships among the executive officers to determine whether the differences are appropriate. With respect to individual executive officers, we compare the total target annual compensation opportunities for our executive officers to target opportunities for similar positions at comparable companies. These benchmarks are a gauge for evaluating market competitiveness, but do not weigh any greater than other key factors when making compensation decisions. For example, individual executive officers may have higher or lower target compensation levels compared to market medians based on level of responsibility, individual experience and skills, performance trends, competitive dynamics, retention needs and internal equity considerations.

For 2008, the Compensation Committee utilized the list of 18 companies below to assist in its evaluation of competitive compensation programs. This peer group was analyzed using publicly available information and was calibrated against other market compensation survey information described below to provide a broad perspective of market practice. While no individual company matches our lines of business precisely, the peer group listed below was intended to represent, in the aggregate, companies with whom we compete for talent and/or that operate in similar business sectors as we do:

Aetna, Inc.	Federal Home Loan Mortgage Corp.	Principal Financial Group, Inc.
Aflac, Inc.	Hartford Financial Services Group, Inc.	Prudential Financial, Inc.
Ameriprise Financial, Inc.	Lincoln National Corp.	Regions Financial Corp.
AON Corp.	Manulife Financial Corp.	Sun Life Financial Inc.
Assurant, Inc.	Marsh & McLennan Companies, Inc.	Unum Group
Cigna Corp.	National City Corp.	XL Capital, Ltd.

We also regularly evaluate market competitiveness by purchasing compensation surveys. The companies included in these market surveys are not individually identifiable for a particular executive position (and therefore we are not benchmarking against any particular company), and also may change from year-to-year based on voluntary participation in the market surveys we use, mergers and divestitures, or changes in corporate structure. Due to the volume of corporate changes taking place in the current economic environment, the Compensation Committee will reassess its benchmark groupings in 2009.

Tax and Accounting Considerations

We consider accounting and tax implications when designing our executive compensation and incentive programs. For example, we utilize stock-settled SARs in our long-term equity grants to executive officers because they deliver the same economic value to the executive as stock options, but with less dilution for our stockholders. Additionally, it is our intent to maximize the deductibility of executive compensation while retaining discretion to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. Other than base salary, we have structured the main elements of our annual compensation program for executive officers, including annual incentives, the mid-term incentive and long-term equity grants, to each qualify as performance-based compensation that is fully deductible by the company. However, the limited discretionary bonuses paid to the named executive officers for 2008 do not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), and therefore may not be fully deductible.

Our Other Compensation and Benefits Programs

Retirement Benefits

Retirement benefits also fulfill an important role within our overall executive compensation programs because they provide a competitive financial security component that promotes retention. We believe that our retirement benefits, including the mix and amount of elements, are comparable to programs offered by comparative companies and, as a result, help ensure that our total executive compensation program remains competitive.

We maintain the Genworth Financial, Inc. Retirement and Savings Plan (the “Retirement and Savings Plan”), a tax-qualified, defined contribution plan in which a substantial majority of our U.S. employees, including our named executive officers, are eligible to participate. In addition, we offer the following non-qualified retirement and deferred compensation plans that are available to our named executive officers:

•	Genworth Financial, Inc. Supplemental Executive Retirement Plan (the “SERP”);

•	Genworth Financial, Inc. Retirement and Savings Restoration Plan (the “Restoration Plan”); and

•	Genworth Financial, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”).

Each of the above non-qualified retirement plans is described in more detail in the Pension Benefits and Non-Qualified Deferred Compensation sections below.

Other Benefits and Perquisites

We also provide executive officers with an individually owned universal life insurance policy (the “Leadership Life Program”) available to all of our U.S. based executives, an enhanced company-owned life insurance program (the “Executive Life Program”) and a limited number of perquisites intended to keep executive officers healthy and focused on company business with minimal distraction. The perquisites provided to executive officers are the opportunity to receive financial planning services, a tax gross-up on those financial planning services (discontinued after 2008), annual physical examinations and a company-provided car for some executive officers. In addition, our executive officers are permitted, subject to certain annual limits, to use a fractionally owned company aircraft for incremental personal travel while otherwise traveling on company-related business, or for travel in the event of a family emergency. Our CEO is permitted to use our booking agent to arrange for personal chartered flights, but the CEO will pay the cost of such personal chartered flights. The aggregate incremental cost of such personal use of corporate-owned aircraft is limited to $50,000 for any individual executive officer, and to $250,000 for all executive officers collectively, each within a year. The total amount for all executive officers as a group was less than $6,000 in 2008.

We regularly review the benefits and perquisites provided to our executive officers to ensure that our programs align with our overall principles of providing competitive compensation and benefits that maximize the interests of our stockholders. As such, for 2009 we have eliminated the tax gross-up on executive financial counseling services. Previously we also determined that participants added to the Executive Life Program after January 1, 2007 are not eligible for continued coverage after retirement from the company, and we limited company-provided car eligibility so that each of our named executive officers will not be eligible for renewal of a company-provided car when their individual leases expire. As of March 20, 2009, none of our named executive officers had a company-provided car.

Termination and Change of Control Benefits

We typically do not have individual employment agreements with our named executive officers that provide for specific severance benefits upon a termination of employment. Generally, an executive will only receive compensation and benefits for which he or she has already vested prior to termination of employment, and will forfeit any unearned annual incentive, mid-term incentive or outstanding equity awards at that time. We do include provisions in some of our programs that provide for benefits in the event of an involuntary termination, such as death, total disability or sale of a business unit to a successor employer. Any amounts payable to executive officers in those limited circumstances are described in more detail in the Potential Payments Upon Termination or Change of Control section below.

Further, we have approved the Transition Incentives for Mr. Kelleher and Mr. Roday that will entitle each executive to receive a payment in the amount of $500,000 and $570,000, respectively. The Transition Incentives are payable in November 2009 based on continued satisfactory performance and leadership, but will pay out earlier upon a termination of employment without cause or due to a job elimination, death or total disability.

We also maintain the 2005 Genworth Financial, Inc. Change of Control Plan (the “Change of Control Plan”), which provides severance benefits to a select group of key executives, including our named executive officers, in the event that the executive’s employment is terminated without cause or by the executive for good reason within two years following a change of control of the company (“Qualified Termination”).

The Change of Control Plan allows us to balance the potential benefits under the plan with the costs arising from fear of job loss and other distractions to the key leaders that may result from potential, rumored or actual changes of control of the company. Potential benefits under the Change of Control Plan are separated into two “tiers” of participation, with each of the named executive officers participating in the highest tier. All benefits under the Change of Control Plan are “double-trigger” benefits, meaning that no compensation will be paid to participants solely upon the occurrence of a change of control. We believe that this structure is appropriate for employees whose jobs are in fact terminated in such a transaction, without providing a windfall to those who continue employment following the transaction.

The Compensation Committee will annually review the provisions and participants of the Change of Control Plan to monitor competitiveness and appropriate levels of benefits to meet the plan objectives. In 2008, there were no changes made to the provisions of the Change of Control Plan.

The potential payments upon a Qualified Termination for each of our named executive officers are described more fully in the Potential Payments Upon Termination or Change of Control section below.

Stock Ownership Guidelines

Effective March 20, 2007, the Compensation Committee updated the company’s stock ownership guidelines for the amount of common stock that must be held by the company’s executive officers. The ownership multiple is used to determine a target number of shares by multiplying the executive officer’s annual base salary by the applicable multiple shown below, and dividing the result by the average closing price of the company’s common stock during the 12 months immediately preceding the date upon which the executive officer became subject to these stock ownership guidelines. Each executive officer must attain ownership of the required stock ownership level before March 31, 2010 (or, if later, within three years of becoming an executive officer) and maintain ownership of at least such amount of the company’s common stock while they hold office or until the Compensation Committee re-establishes the ownership multiple, whichever comes first.

Position	Multiple	Time to Attain
CEO	7x Salary	3 years
Executive Vice Presidents	3x Salary	3 years
Senior Vice Presidents	2x Salary	3 years

In the event that an executive officer fails to reach a required level of stock ownership during the three-year period above, the company may require annual incentive payments to the executive officer to be paid in common stock until the applicable required level of stock ownership is obtained. In order to meet this stock ownership requirement, an executive officer may count all shares of common stock owned by the executive officer, including common stock held in the company’s 401(k) plan and any outstanding RSUs, but excluding any RSUs that vest upon retirement.

The following table shows the value of common stock held by each of the actively serving named executive officers as of March 20, 2009 relative to the stock ownership guideline:

Executive Officer	Number of Shares Held (#)	Stock Ownership Guideline (#)	Stock Held as a % of Guidelines	% of Time Elapsed to Attain Guideline
Michael D. Fraizer	836,152	230,398	363	66
Patrick B. Kelleher	39,350	23,406	168	66
Thomas H. Mann	129,250	57,051	227	66
Leon E. Roday	80,925	32,183	251	66
Pamela S. Schutz	76,925	54,857	140	66

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors oversees the compensation program of Genworth Financial, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the above Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussion referred to above, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Genworth’s annual report on Form 10-K for the fiscal year ended December 31, 2008, and its proxy statement on Schedule 14A to be filed in connection with the company’s 2009 annual meeting of stockholders, each of which has been or will be filed with the Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts. This report is provided by the following independent directors, who constitute the committee:

James S. Riepe, Chair

Nancy J. Karch

Thomas B. Wheeler

EXECUTIVE COMPENSATION

The following tables and narratives provide information relating to compensation earned or paid to our named executive officers for 2008, including equity awards and holdings, balances of pension and deferred compensation plans, as well as potential payments upon various termination scenarios.

In May 2004, our company went through an IPO. In order to provide a clearer representation of compensation elements related to events prior to and following that time, we have provided supplemental information for the stock and option expense reported in the Summary Compensation Table, the amounts of stock and option awards in the Outstanding Equity Awards at 2008 Fiscal Year-End Table and the values reported in the 2008 Options Exercised and Stock Vested Table. For each of these tables, data are separated into the following three categories:

(i)	“Conversion Awards”—Awards granted by our former parent prior to our IPO and converted into Genworth awards upon our IPO. Each award maintained the original vesting schedule and expiration dates at the time of conversion, and we continued to recognize expense for some of these awards in 2008.

(ii)	“Founders Grant”—Special awards of either stock options or SARs granted to the “founding members” of our company in connection with our IPO in 2004. The awards vest 25% per year beginning on the second anniversary of the grant date (May 25, 2004), and we continued to recognize expense in 2008 for these awards.

(iii)	“Company Awards”—Awards granted in years following our IPO. For the named executive officers, these consist of awards made in 2005 through 2008, described as long-term equity grants in the Compensation Discussion and Analysis above.

Summary Compensation Table

								Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(10)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(5)	Option Awards ($)(5)		Annual Incentive ($)(8)	2004-2006 Mid-Term Incentive ($)(9)		All Other Compensation ($)(11)		Total ($)
Michael D. Fraizer Chairman of the Board, President and Chief Executive Officer	2008 2007 2006	1,121,403 1,121,403 1,121,403	— — —		(854,006 2,533,254 1,213,185)	3,206,697 3,805,794 5,050,401		— 1,400,000 3,000,000	— — 6,375,000	89,147 362,902 288,023	179,607 180,555 161,519	(12)	3,742,848 9,403,908 17,209,531
Patrick B. Kelleher Senior Vice President—Chief Financial Officer	2008 2007	438,976 368,050	650,000 300,000	(2)(3) (2)	(174,528 396,944)	181,081 81,807		— 360,000	— —	69,720 52,054	123,387 78,249	(12)	1,288,636 1,637,104
Thomas H. Mann Executive Vice President—Genworth	2008 2007 2006	647,922 635,845 613,034	— — —		(199,901) 868,800 371,145	723,294 998,552 1,492,282		— 650,000 1,685,000	— — 3,340,000	70,199 336,594 237,547	164,099 178,859 139,845	(12)	1,405,613 3,668,650 7,878,853
Pamela S. Schutz Executive Vice President—Genworth	2008 2007 2006	643,129 597,123 530,989	— — —		(235,082 766,145 261,309)	646,649 806,409 1,159,039		— 720,000 1,070,000	— — 1,980,000	75,955 205,235 139,750	127,126 165,144 122,509	(12)	1,257,777 3,260,056 5,263,596
Leon E. Roday Senior Vice President, General Counsel and Secretary	2008 2007	564,344 530,989	230,000 —	(3)	(39,814 364,437)	368,467 481,991		— 370,000	— —	86,779 114,369	175,964 182,445	(12)	1,385,740 2,044,231
Victor C. Moses(1) Former Senior Vice President, Actuarial and Risk	2008 2007 2006	329,443 415,015 398,721	— — 100,000	(4)	160,252 235,345 70,534 (6)	721,868 389,058 532,063	(7)	— 250,000 530,000	— — 705,000	16,849 174,760 115,055	150,707 125,979 118,885	(12)	1,379,119 1,590,157 2,570,258

(1)	On October 1, 2008, Mr. Moses retired from the company. See the Potential Payments Upon Termination or Change of Control section below for more information regarding his retirement benefits.
(2)	Upon hire in 2007, Mr. Kelleher was awarded a hiring bonus in the amount of $300,000 payable in 2007 and $200,000 payable in 2008.
(3)	Represents discretionary incentive payments to Mr. Kelleher ($450,000) and Mr. Roday ($230,000) for 2008, as described further in the Compensation Discussion and Analysis above.
(4)	In 2006, Mr. Moses received a total annual incentive of $630,000, which included $100,000 as reported in this column, in recognition of his service as acting chief financial officer from August to December 2006.
(5)	Represents the proportionate amount of the total fair value of stock awards (RSUs and PSUs) and option awards (stock options and SARs) we recognized as an expense in 2008 for financial accounting purposes, including expense related to awards granted in prior years, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Amounts reflect the reversal of a previously reported stock-based compensation expense based on a determination in 2008 that performance-based vesting conditions related to PSUs are unlikely to be achieved. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with FAS 123R.

The awards for which expense is shown in this table include awards granted in 2008 and described in the 2008 Grants of Plan Based Awards Table below, as well as other Company Awards, Conversion Awards and our one-time Founders Grant (each as defined above) for which we continued to recognize expense in 2008. The assumptions used in determining the grant date fair values for awards granted in 2006 through

2008 are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for 2008 filed with the SEC. For awards granted prior to 2006, please refer to our Annual Report on Form 10-K for 2005.

The following table shows how much of the 2008 compensation amounts shown in the “Stock Awards” and “Option Awards” columns relate to Conversion Awards, the Founders Grant and Company Awards.

2008 Stock and Option Awards—Supplemental Information to the Summary Compensation Table

		Stock Awards ($)		Option Awards ($)
Name		RSUs	PSUs	Options/SARs
Mr. Fraizer	Conversion Awards	352,473	—	—
	Founders Grant	—	—	948,102
	Company Awards	376,005	(1,582,484)	2,258,595

	Total	728,478	(1,582,484)	3,206,697
Mr. Kelleher	Conversion Awards	—	—	—
	Founders Grant	—	—	—
	Company Awards	137,603	(312,131)	181,081

	Total	137,603	(312,131)	181,081
Mr. Mann	Conversion Awards	134,843	—	—
	Founders Grant	—	—	339,321
	Company Awards	172,742	(507,486)	383,973

	Total	307,585	(507,486)	723,294
Ms. Schutz	Conversion Awards	94,730	—	—
	Founders Grant	—	—	274,451
	Company Awards	161,304	(491,116)	372,198

	Total	256,034	(491,116)	646,649
Mr. Roday	Conversion Awards	37,441	—	—
	Founders Grant	—	—	159,680
	Company Awards	119,191	(196,446)	208,787

	Total	156,632	(196,446)	368,467
Mr. Moses	Conversion Awards	—	—	—
	Founders Grant	—	—	151,423
	Company Awards	292,853	(132,601)	570,445

	Total	292,853	(132,601)	721,868
(6)	Includes stock-based compensation expense associated with the accelerated vesting of 11,584 RSUs in connection with Mr. Moses’ retirement from the company on October 1, 2008.
(7)	Includes stock-based compensation expense associated with the accelerated vesting of 113,060 SARs in connection with Mr. Moses’ retirement from the company on October 1, 2008.
(8)	Reflects the value of cash incentives paid pursuant to our annual incentive program as described in the Compensation Discussion and Analysis above.
(9)	Reflects payments made in 2006 pursuant to the 2004-2006 mid-term incentive plan as described in the Compensation Discussion and Analysis above. The 2004-2006 mid-term incentive plan was denominated in cash and paid out in February 2007 for performance exceeding the maximum targets over the three-year performance period.
(10)	Reflects the change during 2008 in actuarial values of each of the named executive officer’s accumulated benefits under the SERP. A description of the SERP precedes the 2008 Pension Benefits Table below.
(11)	Amounts reported for 2007 and 2006 reflect corrections to the amounts reported in prior proxy statements. The corrections are made to include company contributions to the defined contribution pension feature of the Retirement and Savings Plan and to the Restoration Plan in the year in which they were earned, rather than the year in which the contributions were made.
(12)	See the 2008 All Other Compensation—Details table below.

2008 All Other Compensation—Details

	Company Contributions to the Retirement Plans ($)(1)	Life Insurance Premiums ($)(2)	Perquisites ($)				Other ($)			Total ($)
			Company Car (3)	Executive Physical	Personal Use of Aircraft (3)	Financial Counseling	Tax Gross- Up for Financial Counseling (4)	Executive Annuity Program (5)	Relocation Payments (6)
Mr. Fraizer	107,600	36,693	—	3,000	5,134	15,710	11,470	—	—	179,607
Mr. Kelleher	48,971	29,273	—	—	—	15,512	7,366	—	22,264	123,386
Mr. Mann	73,192	67,651	—	—	—	15,710	7,546	—	—	164,099
Ms. Schutz	65,329	38,626	—	—	—	15,710	7,461	—	—	127,126
Mr. Roday	44,656	38,571	16,566	3,000	—	15,710	7,461	50,000	—	175,964
Mr. Moses	28,866	72,481	—	3,000	—	15,710	5,650	25,000	—	150,707

(1)	Reflects contributions made on behalf of the named executive officers for each of the following programs: (i) company matching contributions made in 2008 to the 401(k) feature of the Retirement and Savings Plan; and (ii) company contributions made in 2009, which are based on 2008 earnings, to the defined contribution pension feature of the Retirement and Savings Plan and to the Restoration Plan, which are described further in the Non-Qualified Deferred Compensation section below.
(2)	Represents premium payments we made in 2008 for the following programs: (i) Leadership Life Program—an individually owned universal life insurance policy provided to all of our executives; and (ii) Executive Life Program—a $1 million company-owned life insurance policy for which the participating named executive officers may identify a beneficiary for payment by us in the event of his or her death.
(3)	The aggregate incremental company cost of the executive perquisites is calculated as follows:

Company Car: Amount represents the total direct costs we paid for a company car, reduced by the value of any business use of the vehicle. In 2007, the company decided to cease the company car benefit for executive officers effective upon the termination of the existing leases.

Personal Use of Aircraft: Includes our incremental cost for any personal use of fractionally owned aircraft. The incremental cost of fractionally owned aircraft includes any direct operating costs attributable to the personal travel, plus our cost of any tax deduction disallowance due to the personal use. Direct operating costs would include: occupied hourly charge, fuel surcharge, federal excise tax, landing, hangar and other airport fees, customs/immigration fees, ground transportation fees, passenger fees and any flight-specific insurance costs. In light of the fact that the fractionally owned aircraft is used primarily for business travel, incremental costs would exclude the following fixed costs: monthly management fees, non-flight-specific insurance costs and purchase costs/depreciation.

For a further discussion of perquisites provided to the named executive officers, see the discussion in the Compensation Discussion and Analysis above.

(4)	Shows tax gross-up payments for taxable income associated with the executive officer financial counseling benefit described in the Compensation Discussion and Analysis above.
(5)	Shows payments made to Mr. Roday and Mr. Moses pursuant to an executive annuity program in which they participate, the obligation for which we assumed upon acquisition of a predecessor company.
(6)	Our cost in 2008 for the relocation expenses for Mr. Kelleher upon his acceptance of the position of CFO. The amount includes a tax gross-up payment in the amount of $6,227 for taxable income associated with a reimbursement of his closing costs and fees.

Grants of Plan-Based Awards

The Grants of Plan Based Awards Table provides information on the following plan-based awards that were made in 2008:

•

Annual Incentive. Annual incentive bonus opportunities awarded to our named executive officers are earned based on company performance against one-year operating objectives and individual performance objectives. Additional information regarding the design of the annual incentive program and 2008 awards are included in the Compensation Discussion and Analysis above. Annual incentives are identified as “AI” in the “Award Type” column of the following table.

•

Restricted Stock Units. Each RSU represents a contingent right to receive one share of our common stock in the future. The RSUs will vest and be settled in shares of common stock 50% after three years and 50% after five years from the grant date. Dividend equivalents accrue with respect to the RSUs and are paid in cash at the time that the corresponding RSUs vest. Additional information regarding RSUs as a portion of our long-term equity grant is included in the Compensation Discussion and Analysis above.

•

Stock Appreciation Rights. Each SAR represents the right to receive an amount payable in shares of our common stock, equal to the excess, if any, of the fair market value of one share of common stock on the date of exercise over the base price of the SAR. The SARs were granted with a base value equal to the fair market value of our common stock on the date of grant. The SARs vest 20% per year beginning on the first anniversary of the grant. Additional information regarding SARs as a portion of our long-term equity grant is included in the Compensation Discussion and Analysis above.

2008 Grants of Plan-Based Awards Table

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold	Target	Max
Mr. Fraizer	AI		1,125,000	2,250,000	3,375,000
	SAR	2/13/2008					400,000	22.80	2,308,000
Mr. Kelleher	AI		225,000	450,000	675,000
	RSU	2/13/2008				9,000			205,200
	SAR	2/13/2008					63,000	22.80	363,510
Mr. Mann	AI		650,000	1,300,000	1,950,000
	RSU	2/13/2008				7,334			167,215
	SAR	2/13/2008					88,000	22.80	507,760
Ms. Schutz	AI		585,000	1,170,000	1,755,000
	RSU	2/13/2008				8,000			182,400
	SAR	2/13/2008					96,000	22.80	553,920
Mr. Roday	AI		285,000	570,000	855,000
	RSU	2/13/2008				6,500			148,200
	SAR	2/13/2008					45,500	22.80	262,535
Mr. Moses	AI		220,000	440,000	660,000
	RSU	2/13/2008				6,500			148,200
	SAR	2/13/2008					45,500	22.80	262,535

(1)

Represents the grant date fair value of the award determined in accordance with FAS 123R. Grant date fair value for the RSUs is based on the grant date fair value of the underlying shares. Grant date fair value for SARs is based on the Black-Scholes option-pricing model for use in valuing executive stock options. The actual value, if any, that a named executive officer may realize upon exercise of SARs will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for 2008 filed with the SEC.

Outstanding Equity Awards at 2008 Fiscal Year-End Table

The table below provides information with respect to stock options, SARs, RSUs and PSUs outstanding on December 31, 2008.

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(15)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(14)
Mr. Fraizer	Conversion Awards	195,649	—		36.6169	09/22/2010	277,804	(7)	786,185	—	—
		93,911	—		17.2822	09/13/2012	—		—	—	—
		122,084	—		20.1445	09/12/2013	—		—	—	—
	Founders Grant	950,000	475,000	(1)	19.5000	05/25/2014	—		—	—	—
	Company Awards	164,520	109,680	(2)	32.1000	07/20/2015	30,467	(8)	86,222	72,500	205,175
		136,000	204,000	(3)	34.1300	08/09/2016	—		—	—	—
		74,000	296,000	(4)	30.5200	07/31/2017	—		—	—	—
		—	400,000	(5)	22.8000	02/13/2018	—		—	—	—
Mr. Kelleher	Company Awards	4,000	16,000	(6)	34.2700	01/29/2017	10,000	(9)	28,300	14,300	40,469
		7,490	29,960	(4)	30.5200	07/31/2017	5,350	(10)	15,141	—	—
		—	63,000	(5)	22.8000	02/13/2018	9,000	(11)	25,470	—	—
Mr. Mann	Conversion Awards	58,695	—		25.3829	09/10/2009	101,726	(7)	287,885	—	—
		50,869	—		36.6169	09/22/2010	—		—	—	—
		58,695	—		27.9518	07/26/2011	—		—	—	—
		58,695	—		22.6681	09/26/2011	—		—	—	—
		28,173	—		17.2822	09/13/2012	—		—	—	—
		84,521	—		20.1445	09/12/2013	—		—	—	—
	Founders Grant	425,000	170,000	(1)	19.5000	05/25/2014	—		—	—	—
	Company Awards	27,360	18,240	(2)	32.1000	07/20/2015	5,067	(8)	14,340	23,250	65,798
		20,020	30,030	(3)	34.1300	08/09/2016	5,200	(10)	14,716	—	—
		12,480	49,920	(4)	30.5200	07/31/2017	7,334	(11)	20,755	—	—
		—	88,000	(5)	22.8000	02/13/2018	7,150	(12)	20,235	—	—
Ms. Schutz	Conversion Awards	16,435	—		25.3829	09/10/2009	43,040	(7)	121,803	—	—
		16,435	—		36.6169	09/22/2010	—		—	—	—
		21,913	—		27.9518	07/26/2011	—		—	—	—
		21,913	—		22.6681	09/26/2011	—		—	—	—
		47,582	—		17.2822	09/13/2012	—		—	—	—
		35,687	—		20.1445	09/12/2013	—		—	—	—
	Founders Grant	137,500	137,500	(1)	19.5000	05/25/2014	—		—	—	—
	Company Awards	23,760	15,840	(2)	32.1000	07/20/2015	4,400	(8)	12,452	22,500	63,675
		16,940	25,410	(3)	34.1300	08/09/2016	5,467	(10)	15,472	—	—
		13,120	52,480	(4)	30.5200	07/31/2017	8,000	(11)	22,640	—	—
		—	96,000	(5)	22.8000	02/13/2018	6,050	(12)	17,122	—	—

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(15)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(14)
Mr. Roday	Conversion Awards	7,044	—		31.4125	12/16/2009	11,738	(7)	33,219	—	—
		4,696	—		27.0467	03/14/2010	7,826	(13)	22,148	—	—
		5,479	—		36.6169	09/22/2010	—		—	—	—
		11,739	—		27.9518	07/26/2011	—		—	—	—
		11,739	—		22.6681	09/26/2011	—		—	—	—
		25,044	—		17.2822	09/13/2012	—		—	—	—
		21,600	—		20.1445	09/12/2013	—		—	—	—
	Founders Grant	80,000	80,000	(1)	19.5000	05/25/2014	—		—
	Company Awards	16,380	10,920	(2)	32.1000	07/20/2015	3,034	(8)	8,586	9,000	25,470
		11,620	17,430	(3)	34.1300	08/09/2016	4,450	(10)	12,594	—	—
		6,230	24,920	(4)	30.5200	07/31/2017	6,500	(11)	18,395	—	—
		—	45,500	(5)	22.8000	02/13/2018	4,150	(12)	11,745	—	—
Mr. Moses	Conversion Awards	4,696	—		27.0467	03/14/2010	—		—	—	—
		3,913	—		27.9518	07/26/2011	—		—	—	—
		3,913	—		22.6681	09/26/2011	—		—	—	—
		7,513	—		17.2822	09/13/2012	—		—	—	—
	Founders Grant	240,000	—		19.5000	05/25/2014	—		—	—	—
	Company Awards	27,300	—		32.1000	07/20/2015	—		—	3,544	10,030
		28,700	—		34.1300	08/09/2016	—		—	—	—
		31,150	—		30.5200	07/31/2017	—		—	—	—

(1)	Remaining unvested SARs vest 100% on 05/25/2009.
(2)	Remaining unvested SARs vest 50% on 07/20/2009 and 07/20/2010.
(3)	Remaining unvested SARs vest one-third on 08/09/2009, 08/09/2010 and 08/09/2011.
(4)	Remaining unvested SARs vest 25% on 07/31/2009, 07/31/2010, 07/31/2011 and 07/31/2012.
(5)	SARs vest 20% on 02/13/2009, 02/13/2010, 02/13/2011, 02/13/2012 and 02/13/2013.
(6)	Remaining SARs vest 25% on 01/29/2009, 01/29/2010, 01/29/2011 and 01/29/2012.
(7)	RSUs vest 100% upon retirement at age 60 with at least five years of service.
(8)	RSUs vest 100% on 07/20/2010.
(9)	RSUs vest 50% on 01/29/2010 and 01/29/2012.
(10)	RSUs vest 50% on 07/31/2010 and 07/31/2012.
(11)	RSUs vest 50% on 02/13/2011 and 02/13/2013.
(12)	RSUs vest 50% on 08/09/2009 and 08/09/2011.
(13)	RSUs vest 50% on 09/13/2012 and 50% upon retirement at age 60 with at least five years of service.
(14)	Market value is calculated based on the closing price of our common stock on December 31, 2008 of $2.83 per share.
(15)	PSUs are earned and become vested based on our level of achievement of certain pre-established performance goals over a three-year performance period ending on December 31, 2009. Amounts reported here reflect threshold levels of achievement of the performance goals, in accordance with SEC disclosure rules. However, based on our actual performance during the first two years of the three-year performance period, it is expected that none of the PSUs will be earned and become vested. For more information regarding the PSUs, see the Compensation Discussion and Analysis above.

2008 Options Exercised and Stock Vested Table

The table below provides information regarding stock awards (RSUs) that vested during 2008. None of the named executive officers exercised any stock options or SARs during 2008.

		Option Awards		Stock Awards
Name		Number of Shares Underlying Options/SARs Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Fraizer	Conversion Awards	—	—	49,565	753,623
	Company Awards	—	—	30,467	487,929

	Total	—	—	80,032	1,241,552
Mr. Kelleher	Conversion Awards	—	—	—	—
	Company Awards	—	—	—	—

	Total	—	—	—	—
Mr. Mann	Conversion Awards	—	—	9,391	141,335
	Company Awards	—	—	5,067	81,148

	Total	—	—	14,458	222,483
Ms. Schutz	Conversion Awards	—	—	13,748	211,701
	Company Awards	—	—	4,400	70,466

	Total	—	—	18,148	282,167
Mr. Roday	Conversion Awards	—	—	2,400	36,120
	Company Awards	—	—	3,033	48,574

	Total	—	—	5,433	84,694
Mr. Moses	Conversion Awards	—	—	—	—
	Company Awards	—	—	14,617	133,832

	Total	—	—	14,617	133,832

(1)	Reflects the fair market value of the underlying shares as of the vesting date.

Pension Benefits

The SERP is a non-qualified, defined benefit plan maintained to provide executives, including our named executive officers, with additional retirement benefits. The annual SERP benefit is a life annuity equal to a fixed percentage multiplied by the participant’s years of benefit service, multiplied by the participant’s average annual compensation (based on the highest consecutive 36-month period) with the result not to exceed 50%. Benefit service is defined as service since the plan’s inception date or date of hire, whichever is later. The SERP benefit is then reduced by the value of the participant’s account balance under the defined contribution pension feature of our broad-based qualified Retirement and Savings Plan as converted to an annual annuity. Compensation for SERP purposes includes only salary and annual cash incentive (each whether or not deferred). The SERP benefit is calculated as follows:

SERP Benefit	=	(	Average annual compensation	X	Years of benefit service	X	1.45%	)	—	Annuitized value of defined contribution pension

The SERP has no provisions for early retirement acceleration or payout. There are also no provisions for the granting of extra years of service. Each participant becomes 100% vested in his or her SERP benefit upon the participant’s attainment of age 60 with five years of vesting service or upon termination of employment under certain circumstances, as described below under Potential Payments Upon Termination or Change in Control. If a participant resigns before vesting, then his or her SERP benefit will be forfeited.

Material assumptions used to calculate the present value of the accumulated benefit are as follows:

•	The accumulated benefit represents the current accrued benefit first available at age 60 utilizing actual service and compensation as of December 31, 2008;

•	Interest rate of 6.25%;

•	Mortality prescribed in Section 417(e) of the Code for lump sum payments from qualified plans;

•	Form of payment equivalent to a five-year certain and life benefit; and

•	Payments are guaranteed for the life of the participant.

The table below reflects the present value of the accrued benefit as of December 31, 2008.

2008 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Fraizer	SERP	3.33	844,488	—
Mr. Kelleher	SERP	1.92	121,774	—
Mr. Mann	SERP	3.33	738,304	—
Ms. Schutz	SERP	3.33	468,757	—
Mr. Roday	SERP	3.33	354,834	—
Mr. Moses	SERP	3.08	343,444	—

Non-Qualified Deferred Compensation

The Non-Qualified Deferred Compensation Table reflects company contributions to the Restoration Plan earned by the executives in 2008 and the contributions made by the executives to the Deferred Compensation Plan in 2008, and the aggregate balances of these plans as of December 31, 2008.

Retirement and Savings Restoration Plan

Our contributions to non-qualified compensation plans reflected in the 2008 Non-Qualified Deferred Compensation Table consist of contribution credits under the Restoration Plan. The Restoration Plan provides executives, including our named executive officers, with benefits equal to any matching contributions that they are precluded from receiving under the Savings Plan Feature (401(k)) of our Retirement and Savings Plan as a result of restrictions under the Code. For each participant in the Restoration Plan who contributes at least five percent of his or her eligible pay to the Savings Plan Feature (401(k)) of our Retirement and Savings Plan, we will provide a contribution credit each year equal to four percent of the participant’s eligible pay (salary and annual incentive paid, minus any deferred salary and/or annual incentive) in excess of the annual compensation limit in Section 401(a)(17) of the Code ($230,000 in 2008, as adjusted from time to time). Contribution credits for any individual participant may not exceed $80,000 in any plan year. The rate of return credited to each participant’s Restoration Plan account mirrors the rate of return based on one or more of the investment options offered under the Retirement and Savings Plan as we determine (since the Restoration Plan’s inception in September 2005, all participant accounts are tracked against the American Balanced Fund).

Each participant will become 100% vested in his or her Restoration Plan account upon attainment of age 60 or upon termination of employment under certain circumstances, as described below under Potential Payments Upon Termination or Change in Control. If a participant resigns before age 60, his or her Restoration Plan account will be forfeited. Benefit payments under the Restoration Plan will begin following a participant’s qualifying separation from service with us and in most cases after attainment of age 60.

Deferred Compensation Plan

Executive contributions to the Deferred Compensation Plan are reflected below. The Deferred Compensation Plan provides participants with the ability to annually defer receipt of a portion of their base salary and/or annual incentive in order to save and accumulate additional retirement funds on a before-tax basis. Earnings (and losses) are credited to executive accounts based on participant choices between 10 generally available mutual fund investment options. A participant may defer between 10% and 75% of his or her salary and between 25% and 85% of his or her annual incentive and may elect to have such deferred amount, plus any earnings (or losses) thereon, paid upon the participant’s termination of employment (in a lump sum or over up to 10 annual installments), or elect to receive an in-service lump sum payment upon a specific date. Participants are always 100% vested in their Deferred Compensation Plan accounts. In accordance with transition rules relating to Section 409A of the Code, the Deferred Compensation Plan was amended in 2008 to provide a special one-time opportunity for participants to change their previously-elected time and form of payment with respect to their deferrals to any distribution schedule permitted under the Deferred Compensation Plan.

2008 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Fraizer	Restoration Plan	—	80,000	(40,252)	—	204,688
	Deferred Compensation Plan	—	—	—	—	—

	Total	—	80,000	(40,252)	—	204,688
Mr. Kelleher	Restoration Plan	—	21,379	—	—	21,379
	Deferred Compensation Plan	—	—	—	—	—

	Total	—	21,379	—	—	21,379
Mr. Mann	Restoration Plan	—	42,717	(25,161)	—	122,217
	Deferred Compensation Plan	—	—	(297,528)	—	365,166

	Total	—	42,717	(322,689)	—	487,383
Ms. Schutz	Restoration Plan	—	38,125	(19,381)	—	99,674
	Deferred Compensation Plan	—	—	(135,969)	—	256,413

	Total	—	38,125	(155,350)	—	356,087
Mr. Roday	Restoration Plan	—	17,074	(10,810)	—	50,331
	Deferred Compensation Plan	—	—	(109,990)	—	681,375

	Total	—	17,074	(120,800)	—	731,706
Mr. Moses	Restoration Plan	—	—	(2,072)	—	12,327
	Deferred Compensation Plan	164,722	—	(548,140)	—	929,106

	Total	164,722	—	(550,212)	—	941,433

(1)	Includes voluntary deferrals of salary earned and paid in 2008, which are reported as compensation for 2008 in the Summary Compensation Table.
(2)	Reflects company contributions made in 2009, which are based on 2008 earnings. The contributions are reported as compensation for 2008 in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Aggregate balances reported as of December 31, 2008 for the named executive officers include amounts that were reported as compensation to the named executive officers in the Summary Compensation Table for years prior to 2008. For the Restoration Plan, the amount of previously reported compensation includes $159,333 for Mr. Fraizer, $101,939 for Mr. Mann, $79,043 for Ms. Schutz, $24,146 for Mr. Roday and $9,137 for Mr. Moses. For the Deferred Compensation Plan, the amount of previously reported compensation includes $574,508 for Mr. Mann, $192,460 for Ms. Schutz and $903,114 for Mr. Moses.

Potential Payments Upon Termination or Change of Control

The following tables and narrative disclosure summarize the compensation and benefits payable to each of the named executive officers in the event of a termination of such executive officer’s employment under various circumstances. The amounts shown assume that such termination was effective as of December 31, 2008.

As noted above, Mr. Moses retired from the company effective as of October 1, 2008. Because Mr. Moses received retirement benefits in connection with an actual termination of employment in 2008, he is not included in the tables below, which assume hypothetical terminations under different circumstances. The actual payments and benefits Mr. Moses received in connection with his retirement are described in the Retirement section below.

Termination of Employment in General

We do not typically have employment agreements or other individual arrangements with our named executive officers that provide for specific severance benefits upon a termination of employment. In general, upon termination of employment, an executive officer will receive compensation and benefits for which he or she has already vested. This includes accrued but unpaid salary, accrued and unused vacation pay, and payments and benefits accrued under our broad-based benefit programs, including any vested contributions we made under the 401(k) and defined contribution portion of our Retirement and Savings Plan.

In addition, upon termination of employment, an executive officer would receive a payout of salary and annual incentive amounts previously earned and deferred under the Deferred Compensation Plan. The aggregate amount of each named executive officer’s account balance under the Deferred Compensation Plan is set forth in the 2008 Non-Qualified Deferred Compensation Table above. Payment of such amounts will begin based on an election made by the executive prior to the deferral.

Further, the Transition Incentives for Mr. Kelleher and Mr. Roday discussed in the Compensation Discussion and Analysis above will entitle those individuals to receive payments of $500,000 and $570,000, respectively. The Transition Incentives are payable in November 2009 based on continued satisfactory performance and leadership but will pay out earlier upon a termination of employment without cause, or due to a job elimination, death or total disability.

In the event of death, disability, retirement or certain terminations following a business disposition or a change of control of the company, an executive officer would be eligible to receive additional benefits or compensation as set forth in the tables and described in the narrative below.

Change of Control

Pursuant to the Change of Control Plan, as amended, the named executive officers would receive payments in the event of a Qualified Termination. Those terminations include an involuntary termination without cause or a voluntary resignation with good reason that occur within two years following a change of control of the company.

In the event of a Qualified Termination, each participating executive would be eligible to receive certain “Basic Benefits” described below. If a participating executive elects to enter into a non-competition agreement for 18 months following their Qualified Termination, then he or she will be entitled to receive certain “Enhanced Benefits” in addition to the Basic Benefits, each noted in the table below.

	Mr. Fraizer	Mr. Kelleher	Mr. Mann	Ms. Schutz	Mr. Roday
Basic Benefits ($)
Pro-Rated Annual Incentive (1)	2,250,000	450,000	1,300,000	1,170,000	570,000
Pro-Rated Mid-Term Performance Award (2)	273,568	53,959	87,730	84,900	33,960
Cash Severance (3)	6,750,000	1,800,000	3,900,000	3,640,000	2,280,000
Stock Option & SAR Vesting (4)	—	—	—	—	—
RSU Vesting (4)	86,222	68,911	70,045	67,685	62,393
SERP Vesting (5)	844,488	121,774	738,304	468,757	354,834
Restoration Plan Vesting (6)	204,688	21,379	122,217	99,674	50,331
Continued Health Coverage (7)	21,515	21,515	15,061	7,172	21,515
Continued Life Insurance (8)	56,886	8,930	90,909	56,667	55,145
280G Tax Gross-up (9)	—	743,868	—	—	—

Sub-Total ($)	10,487,366	3,290,336	6,324,266	5,594,855	3,428,178

Enhanced Benefits ($)
Enhanced Cash Severance (3)	3,375,000	900,000	1,950,000	1,820,000	1,140,000
Enhanced RSU Vesting (4)	786,185	—	287,885	121,803	44,292
280G Tax Gross-up (9)	—	—	—	—	—

Sub-Total ($)	4,161,185	900,000	2,237,885	1,941,803	1,184,292

Total Basic and Enhanced Benefits ($)	14,648,551	4,190,336	8,562,151	7,536,658	4,612,470

(1)	Lump sum cash payments of the executive officer’s current-year annual incentive. Amounts payable under the Change of Control Plan are based on the executive officer’s “target” award opportunity, pro-rated for the time worked during the performance period when the termination of employment occurred.
(2)	Represents the fair market value of a pro-rated number of PSUs based on the value of Genworth common stock as of December 31, 2008. Amounts payable under the Change of Control Plan are based on the executive officer’s “target” award opportunity, pro-rated for the time worked during the performance period when the termination of employment occurred.
(3)	Basic Benefits: 2.00 times base salary plus 2.00 times target annual incentive for the named executive officers. Enhanced Benefits: additional 1.00 times base salary and additional 1.00 times target annual incentive paid upon the expiration of an 18-month non-competition period under the non-competition agreement.
(4)	Amounts reflect the aggregate value (based on the value of Genworth common stock as of December 31, 2008) of time-vested equity awards for which vesting would accelerate under the Change of Control Plan. Basic Benefits: represents the “spread value” on all unvested stock options and SARs which would become immediately vested and exercisable in full and the fair market value of all shares underlying unvested RSUs (except those RSUs scheduled to vest upon retirement). Enhanced Benefits: in addition, represents the incremental value of RSUs that vest upon retirement, which would immediately vest upon termination if the executive executes the non-competition agreement.
(5)	Reflects the present value of each named executive officer’s accumulated benefits under the SERP, as noted in the 2008 Pension Benefits Table, which would become fully vested.
(6)	Represents the outstanding balance of the Restoration Plan plus contributions made to the plan in 2009 for qualified earnings in 2008, as noted in the 2008 Non-Qualified Deferred Compensation Table.
(7)	Represents an estimated value for providing continued life, medical, dental and hospitalization coverage for 18 months following a Qualified Termination.
(8)	Represents the estimated value of premium payments for 18 months of continued coverage under the Leadership Life and Executive Life Programs.

(9)	The Change of Control Plan will provide a gross-up payment for any excise tax due under Section 280G of the Code except where the total payments to an executive officer exceed the limit defined under Section 280G of the Code by less than 10%. In the instance that an executive’s parachute payments do not exceed the limit in Section 280G of the Code by 10%, then the compensation payable to the executive will be reduced such that the total payments do not exceed the Internal Revenue Service limit (which is referred to as a “modified 280G cut-back”). The amounts in these rows represent a good-faith estimate of potential gross-up payments payable to the named executive officers.

Death or Disability

In the event of death or total disability, executives (or the designated beneficiary) would generally be eligible for a pro-rated portion of any annual or mid-term incentive awards. As of December 31, 2008, no annual incentives were earned based on company performance, and we do not anticipate any mid-term incentive to be earned. Therefore no payment would have been made upon termination on December 31, 2008 due to death or disability. All other amounts that include accelerated vesting or life insurance benefits are shown in the table below. Assuming a termination on December 31, 2008, an executive (or the designated beneficiary) would be eligible to receive the following:

•	Transition Incentives. In the event of death or total disability, Mr. Kelleher and Mr. Roday would receive payment of their Transition Incentives in the amounts of $500,000 and $570,000, respectively.

•

Equity Awards. In the event of death, all unvested stock options and SARs would become vested and exercisable, and any unvested RSUs would become vested. The treatment for outstanding stock options, SARs and RSUs is the same in the event of termination due to total disability, except that any such equity awards not held for more than a year from the grant date will be cancelled. The executive would receive a pro-rated portion of any mid-term incentive award in the case of death or disability.

•

Retirement Programs. Executives (or the designated beneficiary) would become vested in the SERP benefits shown in the 2008 Pension Benefits Table and the balance of the Restoration Plan reported in the 2008 Non-Qualified Deferred Compensation Table. Executives would also receive the 2009 contribution to the Restoration Plan, which is based on 2008 compensation.

•

Life Insurance Programs. In the event of death, the beneficiary would receive payments pursuant to the Leadership Life and Executive Life Programs in the form of death benefits. In the event of disability, the executive would receive one year of continued Leadership Life Program premiums.

The estimated values for these additional benefits are noted in the table below.

	Mr. Fraizer		Mr. Kelleher		Mr. Mann		Ms. Schutz		Mr. Roday
	Death	Disability	Death	Disability	Death	Disability	Death	Disability	Death	Disability
Transition Incentive($)	—	—	500,000	500,000	—	—	—	—	570,000	570,000
Stock Options & SAR (1)($)	—	—	—	—	—	—	—	—	—	—
RSU (1)($)	872,407	872,407	68,911	43,441	357,930	337,175	189,488	166,848	106,685	88,290
PSU (1)($)	—	—	—	—	—	—	—	—	—	—
Restoration Plan (2)($)	80,000	80,000	21,379	21,379	42,717	42,717	38,125	38,125	17,074	17,074
Leadership Life (3)($)	5,650,000	16,263	1,600,000	5,518	3,560,000	31,550	1,950,000	11,262	2,000,000	10,830
Executive Life (4)($)	1,407,500	—	1,407,500	—	1,410,000	—	1,407,500	—	1,407,500	—

Total ($)	8,009,907	968,670	3,597,790	570,338	5,370,647	411,442	3,585,113	216,235	4,101,259	686,194

(1)	Amounts in these rows reflect the aggregate value of equity awards for which vesting would accelerate based on the value of Genworth common stock as of December 31, 2008. Amounts represent the “spread value” of any unvested stock options and SARs, and the fair market value of shares underlying any unvested RSUs. Amounts reflect no payout of PSUs on a determination in 2008 that performance-based vesting conditions related to PSUs are unlikely to be achieved; however, actual amount of shares received is based on the performance of the full three-year period and would vest on the normal vesting date in March 2010.

(2)	Pursuant to the terms of the Restoration Plan these amounts represent contributions to be made on behalf of the named executive officers in 2009 for compensation earned in 2008. These are reported in the 2008 Non-Qualified Deferred Compensation Table.
(3)	Represents death benefits payable to the named executive officer’s beneficiary in the event of death, or the value of one year of continued premium payments in the event of total disability.
(4)	Pursuant to the terms of the Executive Life Program, we will use the proceeds from a company-owned life insurance policy to pay the named executive officer’s beneficiary a $1,000,000 payment, plus a gross-up on federal and state income taxes related to that payment.

Retirement

Each of our executive benefit and compensation programs has varying retirement definitions. Assuming a retirement on December 31, 2008, an executive would be eligible to receive the benefits listed below. Mr. Moses retired from the company on October 1, 2008, and as of the completion of the last fiscal year, no other named executive officers are eligible for retirement under the definitions of retirement for each plan. Assuming a termination on December 31, 2008, a retirement-eligible executive would be eligible to receive the following:

•

Retirement Programs. The definition of retirement for purposes of the SERP is attainment of age 60. The SERP will vest and become payable after a voluntary resignation beginning six months after the separation date. The Restoration Plan vests upon termination if participant is at least age 60 at termination. Benefits will be paid from the Restoration Plan in 10 annual installments if the account balance is $50,000 or more at retirement or paid in a lump sum if the account balance is less than $50,000 at retirement.

•

Life Insurance Programs. The definition of retirement under the Leadership Life Program is age 60 with 10 years of service. If this eligibility is met, we will continue to pay Leadership Life Program premiums until age 65, and the death benefit will be reduced to one-third of the pre-retirement death benefit by age 67. For participants under the Executive Life Program prior to January 1, 2007, we will continue to pay the premium if the executive retires at age 60 with 10 years of service. For participants joining the Executive Life Program after January 1, 2007, coverage will cease at termination.

•

Equity Awards. All unvested stock option, SAR, and RSU awards that have been held for one year at the time of retirement will immediately vest and become exercisable if the participant is at least age 60 with five years of service at retirement. PSUs will vest in March 2010, and are pro-rated based on the number of months worked during the performance period.

Upon his retirement from the company on October 1, 2008, Mr. Moses became fully vested in his SERP and Restoration Plan benefits. The full present value of his SERP benefit was $343,444, which is payable in monthly installments beginning on April 1, 2009, and the value of his Restoration Plan account balance was $12,327, which is payable on April 1, 2009. In addition, Mr. Moses became fully vested in 113,060 SARs (which had no intrinsic value as of October 1, 2008 because the base price of all of the SARs was higher than the fair market value of the underlying shares as of October 1, 2008) and 11,584 RSUs (having a value of $85,258, based on the fair market value of the underlying shares as of October 1, 2008). Mr. Moses is also entitled to receive continuing benefits under the Leadership Life Program and the Executive Life Program described above.

Business Disposition

Some of our equity awards contain provisions for modified vesting if an employee terminates as a result of employment by a successor employer to which we have transferred a business operation (“Business Disposition”). All unvested stock options and SARs noted in the Outstanding Equity Awards at 2008 Fiscal-Year End Table above would continue to vest in accordance with their original vesting schedule, and outstanding stock options and SARs shall expire on the earlier of the original expiration date or five years from the Business Disposition date.

The restrictions on all outstanding RSU awards granted in July 2005 as part of that annual equity grant would immediately vest upon the Business Disposition. For Mr. Fraizer this equals 30,467 RSUs, for Mr. Mann 5,067 RSUs, for Ms. Schutz 4,400 RSUs and for Mr. Roday 3,034 RSUs. All other outstanding RSUs would be cancelled immediately upon a Business Disposition.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, Ms. Karch and Messrs. Riepe and Wheeler served on our Compensation Committee. None of them was an officer or employee of Genworth in 2008 or any time prior thereto. During 2008, none of the members of the Compensation Committee had any relationship with Genworth requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the Board of Directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation Committee.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Our Board of Directors has established a policy, which is set forth in our Governance Principles, that Genworth will not enter into a transaction with a “related person” except in circumstances where there is a verifiable Genworth business interest supporting the transaction and the transaction otherwise meets Genworth’s standards that apply to similar transactions with unaffiliated entities or persons. For purposes of our policy, “related person” means any of our executive officers, directors, nominees for director, any persons known by us to beneficially own in excess of 5% of any class of our voting securities, any person who is an immediate family member of the foregoing and any firm, corporation or other entity in which any of the foregoing persons is an executive officer, general partner, principal or in a similar position or in which such person is deemed to have a 10% or greater beneficial ownership interest. Our policy applies to all transactions with “related person,” including modifications of previously approved transactions, other than: (1) transactions available to all employees generally; and (2) transactions involving the payment of compensation or the entry into compensatory agreements or arrangements that are approved by the Compensation Committee or paid pursuant to an agreement, plan or arrangement approved by the Compensation Committee. The Board has delegated to the Audit Committee the responsibility of establishing policies and procedures for the review and approval of transactions with related persons, and the Audit Committee has established certain key practices related thereto. Our Governance Principles are in writing and can be found in the corporate governance section of our website. To view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Governance Principles” and finally click “Governance Principles” one more time. Our Audit Committee’s key practices are in writing and can be found in the corporate governance section of our website. To view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Audit Committee” and finally click “Key Practices.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person with respect to our securities.

To our knowledge, all filings required to be made by reporting persons during 2008 were timely made in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934.

APPROVAL OF AN AMENDMENT TO THE 2004 GENWORTH FINANCIAL, INC. OMNIBUS INCENTIVE PLAN TO PERMIT AN EQUITY EXCHANGE PROGRAM

On March 19, 2009, our Board of Directors authorized, subject to stockholder approval, an amendment (the “Amendment”) to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) to expressly permit the company to implement a one-time, value-for-value equity exchange program as described below (the “Exchange Program”). The Exchange Program will allow certain eligible employees, excluding our named executive officers and members of our Board of Directors, to exchange certain outstanding stock options and SARs awarded by the company in the past under the Omnibus Plan for a reduced number of stock options and SARs having an exercise price equal to the fair market value of our common stock as of the date of the exchange. The Exchange Program is designed so that the company would incur little or no additional stock-based compensation expense for replacement awards granted pursuant to the Exchange Program, while increasing incentive and retention value for participating employees.

The Exchange Program will allow certain eligible employees to exchange outstanding stock options and SARs awarded by the company that (i) have an exercise (or base) price that is greater than the fifty-two week high closing price of the company’s common stock as of the completion of the Exchange Program (and not below $19.50), (ii) were not granted within 12 months of the completion of the Exchange Program, and (iii) are not Conversion Awards granted by our former parent prior to our IPO and converted into Genworth awards upon our IPO (the “Eligible Options and SARs”). These requirements are intended to ensure that only significantly “underwater” stock options and SARs (meaning the exercise prices of the stock options and SARs are significantly greater than the current price of our common stock) are eligible for the Exchange Program.

The intent is to establish exchange ratios that will result in the issuance of a lesser number of replacement stock options or SARs (“Replacement Awards”) that have a fair value approximately equal to or less than the fair value of the surrendered stock options and SARs, with an exercise price for the Replacement Awards equal to the fair market value of the underlying common stock as of the date of the exchange. The fair value of the Eligible Options and SARs and the Replacement Awards will be calculated using the Black-Scholes valuation model. Exchange ratios will then be established based on the fair value of the Eligible Options and SARs as compared to the estimated fair value of proposed Replacement Awards. However, our Board of Directors has determined that no exchange ratio will be less than 3.0:1, which means that a minimum of three Eligible Options and SARs will have to be surrendered for each new Replacement Award received. Eligible employees who elect to participate in the Exchange Program may surrender one or more outstanding grants of Eligible Options and SARs, and any Replacement Awards will vest in three or four annual installments (as described below) following the grant date and will maintain the original term of the Eligible Options and SARs for which they were exchanged.

Implementation of the Exchange Program requires stockholder approval of the Amendment, which will provide the Compensation Committee with authority to commence the Exchange Program, subject to all of the terms and conditions described below. Stockholders are being asked to approve the Amendment to the Omnibus Plan in substantially the form attached hereto as Appendix B. If stockholders approve the Amendment, the Compensation Committee intends to commence the exchange offer to employees within 180 days of such stockholder approval.

Reasons for the Exchange Program and Stockholder Impact

Like many companies, our stock price has declined with the deterioration of the global financial markets, including a significant decline in 2008 and 2009. Consequently, many of our employees hold stock options and SARs with exercise prices that are significantly higher than the current market price of our common stock. We believe that these significantly “underwater” stock options and SARs no longer provide effective performance or retention incentives, and we need to maintain competitive incentive programs in order to enhance long-term stockholder value.

The proposed Exchange Program has been designed in a manner intended to ensure that the fair value of the Replacement Awards granted in the Exchange Program will be approximately equal to or less than the fair value of the stock options and SARs surrendered in the Exchange Program, which should result in little or no additional stock-based compensation expense to the company. We believe the Exchange Program is an efficient and cost-effective way to provide incentives and align eligible employees’ interests with long-term stockholder interests as follows:

•

Build Incentive Value. Stock options and SARs provide employees with a performance incentive when the exercise prices of the stock options and SARs are at or near the current price of our common stock. Replacement Awards under the proposed Exchange Program will provide meaningful incentives to our employees to increase stockholder value as was intended when the original stock options and SARs were granted.

•

Cost-Effective Approach. The proposed Exchange Program is designed so the company will incur little or no incremental compensation cost. The Exchange Program is an efficient way to capture value for significant costs already expensed with respect to the Eligible Options and SARs, while providing meaningful incentives for future performance.

•

Use of Shares in an Efficient Manner. The Exchange Program will meaningfully reduce the number of shares that are subject to outstanding stock options and SARs. Any awards surrendered under the proposed Exchange Program will be returned to the Omnibus Plan, allowing the company to more efficiently use those shares to provide future incentives to increase stockholder value.

•

Build Retention Value. By offering Replacement Awards that are subject to additional time-based vesting requirements, the Exchange Program will offer a meaningful long-term retention incentive for participating employees to remain with us in order to vest in, and benefit from, the Replacement Awards.

As of December 31, 2008, there were approximately 19,990,000 stock options and SARs outstanding under the Omnibus Plan. As of such date, approximately $142 million has been or will be expensed by the company with respect to outstanding “underwater” stock options and SARs. These awards were originally granted to employees to provide performance and retention incentives. Substantially all of these awards were granted with exercise prices equal to or greater than $19.50. In order for employees to begin receiving any value from such awards, our stock price would have to increase approximately 1,100% to $19.50 from its closing price of $1.78 as of March 20, 2009. If employees are not receiving any value from these awards, then it follows that the company is not benefiting from the intended incentive and retention value associated with the awards, despite incurring significant stock-based compensation expense. In executing the Exchange Program, the company would enhance its ability to retain and motivate employees by utilizing expenses that have already been incurred. While the company could leave the “underwater” stock options and SARs in place and simply grant new awards to employees from the shares remaining under the Omnibus Plan, we believe that the Exchange Program is a more cost-effective and efficient way to provide incentives to our employees.

Description of the Exchange Program

Implementation of the Exchange Program

The Exchange Program will not commence unless our stockholders approve this proposal and the Compensation Committee determines that the Exchange Program complies with applicable regulatory requirements (as described in more detail below). The exchange offer to employees will commence at a time determined by the Compensation Committee within 180 days following stockholder approval of the Amendment. However, even if the Amendment is approved by our stockholders, the Compensation Committee will retain the authority, in its discretion, to terminate, amend or postpone the Exchange Program at any time prior to expiration of the election period under the Exchange Program; provided however, that any amendment shall be subject to the terms and conditions of this proposal.

On the date we commence the Exchange Program (the “Effective Date”), eligible employees holding Eligible Options and SARs will receive an offer to exchange Eligible Options and SARs that will set forth the precise terms and timing of the Exchange Program. Eligible employees will be given at least 20 business days to elect to surrender their Eligible Options and SARs in exchange for Replacement Awards to be granted on the day following the completion of the Exchange Program (the “Replacement Grant Date”). On or before the Effective Date, we will file the offer to exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, will be able to review the offer to exchange and other documents filed by us with the SEC free of charge on the SEC’s website at www.sec.gov.

Eligible Options and SARs

As of December 31, 2008, approximately 19,990,000 stock options and SARs were outstanding under the Omnibus Plan. These outstanding stock options and SARs had a weighted average exercise price of $24.27 and a weighted average remaining life of 6.37 years. Of these outstanding awards, approximately 11,520,000 had exercise prices at or above $19.50 and were granted to eligible employees more than 12-months prior to the expected completion of the Exchange Program and, therefore, would be eligible for exchange under the Exchange Program. These Eligible Options and SARs had a weighted average exercise price of $24.67 and a weighted average remaining life of 6.77 years. The remaining 8,470,000 stock options and SARs outstanding would not be eligible for exchange under the Exchange Program and had a weighted average exercise price of $23.72 and a weighted average remaining life of 5.43 years.

As of December 31, 2008, approximately 3,070,000 unvested “full value” awards were outstanding under the Omnibus Plan and approximately 7,020,000 shares of our common stock were reserved and available for future awards under the Omnibus Plan.

Eligible Employees

The Exchange Program generally will be open to all of our current employees who hold Eligible Options and SARs on the date the Exchange Program is commenced. However, members of our Board of Directors and our named executive officers will not be eligible to participate. Employees in certain non-U.S. jurisdictions may also be excluded from the Exchange Program if local law or administrative considerations would make their participation unfeasible or impractical. The total number of shares underlying Eligible Options and SARs and the maximum number of Replacement Awards that may be issued with respect to such Eligible Options and SARs as set forth in this proposal assume that no non-U.S. employees will be excluded from the Exchange Program.

In addition to being employed as of the Effective Date, an employee must continue to be employed by us on the Replacement Grant Date. Any employee holding Eligible Options and SARs who elects to participate in the Exchange Program but whose employment terminates for any reason prior to the Replacement Grant Date, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be permitted to exchange his or her Eligible Options and SARs and will continue to hold those Eligible Options and SARs subject to their existing terms. As of December 31, 2008, Eligible Options and SARs were held by approximately 3,200 eligible employees.

Exchange Ratios

Exchange ratios will be established shortly before the commencement of the Exchange Program. An exchange ratio represents the number of Eligible Options and SARs that an employee would be required to surrender in exchange for one Replacement Award. The intent is to establish exchange ratios that will result in the issuance of Replacement Awards that have a fair value that is approximately equal to or less than the fair value of the stock options and SARs surrendered in the Exchange Program. The exchange ratios will be set by grouping together Eligible Options and SARs with similar exercise prices, and assigning an appropriate exchange ratio to each grouping provided, however, that no Eligible Options and SARs shall have an exchange ratio of less than 3.0:1.

In order to establish the exchange ratios, the fair value of the Eligible Options and SARs will be calculated shortly before the start of the Exchange Program (using the Black-Scholes option pricing model), and these values will be compared to the estimated fair values of proposed Replacement Awards. The valuation model will take into account various factors, including the 30-day average closing price of our common stock, the exercise prices of the Eligible Options and SARs, the estimated remaining terms of the Eligible Options and SARs and of the Replacement Awards, prevailing interest rates and the historical volatility of our stock price.

For illustration purposes only, the table below sets forth the exchange ratios for projected Eligible Options and SARs, based on Black-Scholes assumptions that would have applied as of December 31, 2008:

Exercise Price of Eligible Options & SARs	Exchange Ratio	Maximum Shares Underlying Eligible Options & SARs(2)	Weighted Avg. Exercise Price	Weighted Avg. Remaining Life (in Years)	Replacement Awards Granted Assuming 100% Participation(2)
$19.50—$21.99 (1)	3.0:1	5,187,000	$19.50	5.3	1,729,000
$22.00—$24.99 (1)	3.0:1	2,249,000	$22.82	8.8	750,000
$25.00—$30.99	3.1:1	1,376,000	$30.32	8.3	444,000
$31.00—$33.99	3.2:1	1,243,000	$32.12	6.4	388,000
$34.00 and above	3.4:1	1,465,000	$34.19	7.4	431,000

Total		11,520,000			3,742,000

(1)	Although a precise value-for-value exchange program would result in smaller exchange ratios for these Eligible Options and SARs, our Board of Directors has determined that the exchange ratio for all Eligible Options and SARs shall not be less than 3.0:1. Without this minimum exchange ratio, the precise value-for-value ratios for $19.50—$21.99 would be 2.4:1, and for $22.00—$24.99 would be 2.6:1.
(2)	Rounded to the nearest thousand.

The total number of Replacement Awards that a participating employee will receive with respect to a surrendered Eligible Option or SAR will be determined by dividing the number of shares underlying the surrendered stock option or SAR by the applicable exchange ratio and rounding down to the nearest whole share. For example, if an eligible employee holds stock options to purchase 1,000 shares of our common stock at an exercise price of $19.50 per share, he or she would be entitled to exchange those stock options for a Replacement Award consisting of stock options to purchase 333 shares (i.e., 1,000 divided by 3.0, rounded down to the nearest whole share), based on the assumptions above.

Election to Participate

Participation in the Exchange Program will be voluntary. Eligible employees may surrender one or more grants of Eligible Options and SARs for exchange in order to participate in the Exchange Program. Eligible employees will have an election period of at least 20 business days from the Effective Date in which to make their election whether or not to participate.

Vesting of Replacement Awards

Replacement Awards issued in the Exchange Program will be completely unvested at the time they are granted and will become vested on the basis of the participant’s continued employment with us. Replacement Awards received in exchange for Eligible Options and SARs granted less than 24 months prior to the Replacement Grant Date will vest in four equal annual installments from the Replacement Grant Date. Replacement Awards received in exchange for Eligible Options and SARs granted more than 24 months prior to the Replacement Grant Date will vest in three equal annual installments from the Replacement Grant Date. The Replacement Awards will vest as described regardless of the extent to which the corresponding Eligible Options and SARs were vested upon surrender. A participant in the Exchange Program will generally forfeit any Replacement Awards if his or her employment with us terminates for any reason other than retirement, business disposition, death, disability or layoff (in which cases a portion or all may be vested according to our normal plan provisions).

Other Terms and Conditions of Replacement Awards

Replacement Awards issued in the Exchange Program will be granted pursuant to the Omnibus Plan. All other terms and conditions of the Replacement Awards issued in the Exchange Program will be substantially the same as those that apply generally to new grants of stock options or SARs under the Omnibus Plan.

Potential Modifications to Exchange Program Terms

While the terms of the Exchange Program will conform to the material terms described above in this proposal, we may find it necessary or appropriate to preclude additional employees from participating, or to change the terms of the Exchange Program from those described herein to take into account our administrative needs, governmental requirements in the U.S. and foreign jurisdictions, accounting rules, tax considerations, or company policy decisions. For example, the terms of the Exchange Program will be described in an offer to exchange that will be filed with the SEC, and it is possible that we may need to alter the terms of the Exchange Program to comply with comments from the SEC. We will not, however, under any circumstances, permit our named executive officers or members of our Board of Directors to participate in the Exchange Program. Approval of this proposal constitutes authorization and approval of any such modifications.

U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of the Exchange Program under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the program. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences.

The company believes that the exchange of Eligible Options and SARs for Replacement Awards pursuant to the Exchange Program should be treated as a non-taxable exchange and neither the company nor any of the eligible employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and SARs and the grant of Replacement Awards. Since all Replacement Awards will be non-qualified stock options or SARs, the holder, upon exercise of the option or SAR, will recognize ordinary income in an amount equal to the excess of the then fair market value of the stock acquired over the exercise price of the Replacement Award. The company may deduct the amount of such ordinary income recognized by the holder, subject to any limitations under the Code. Any gain that the holder realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.

Accounting Treatment

We intend to structure the Exchange Program so that the Replacement Awards will have approximately the same or less fair value as the stock options and SARs surrendered, which would result in little or no incremental compensation expense to the company. Due to the recent volatility in the stock price, the company will take the following precautionary steps to help ensure little or no incremental expense is incurred. If the proposal is approved, the company will use a 30-day average closing price of our common stock to set the exchange ratios. In addition, exchange ratios may be set slightly above a precise value-for-value ratio to allow some movement in the stock price without causing the Replacement Awards to have a higher fair value than the stock options and SARs surrendered. We believe that this methodology significantly minimizes the possibility of any incremental compensation expense being incurred.

Under FAS 123R, we will recognize the remaining unamortized expense of exchanged awards ratably over the vesting period of the Replacement Awards. We would also have to recognize any incremental compensation expense of the Replacement Awards over the vesting period of the Replacement Awards. The incremental compensation expense will be measured as the excess, if any, of the fair value of each Replacement Award on the Replacement Grant Date, over the fair value of the Eligible Options and SARs exchanged, measured immediately prior to the exchange. In the event that any of the Replacement Awards are forfeited prior to their vesting due to termination of employment, any incremental compensation expense for the forfeited Replacement Awards would not have to be recognized.

Material Features of the Omnibus Plan

The following is a summary of the principal terms of the Omnibus Plan. The summary is qualified in its entirety by reference to the Omnibus Plan. The full text of the Omnibus Plan is filed as Appendix C to the company’s proxy statement for the 2005 Annual Meeting of Stockholders, and the First Amendment to the Omnibus Plan is filed as Exhibit 10.1 to the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007.

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Purpose. The purpose of the Omnibus Plan is to promote the interests of the company and its stockholders by strengthening the ability of the company and its affiliates to attract, motivate, reward and retain qualified individuals and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the company.

•	Awards. Available awards under the Omnibus Plan include stock options, SARs, restricted stock and restricted stock units, non-employee director awards and other stock and cash-based awards.

•	Effective Date and Term. The Omnibus Plan became effective prior to the completion of our IPO in 2004 and authorizes the granting of awards for a term of up to 10 years.

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Administration. The Omnibus Plan generally is administered by the Compensation Committee (although non-employee director awards are administered by our Board of Directors). The Compensation Committee is able to select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by such awards, set the terms and conditions of such awards (including any terms and conditions relating to a change of control of the company) and cancel, suspend and amend awards. The Compensation Committee’s determinations and interpretations under the Omnibus Plan are binding on all interested parties.

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Eligibility. Awards under the Omnibus Plan may be granted to employees, non-employee directors and other individuals providing services to the company and its affiliates. Currently, the company has approximately 6,000 employees and non-employee directors that are eligible to participate in the Omnibus Plan.

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Number of Shares Available for Issuance. Subject to adjustment for anti-dilution as described in the Omnibus Plan, 38,000,000 shares of common stock (including authorized and unissued shares and treasury shares) were originally authorized and available for issuance pursuant to the grant or exercise of awards under the Omnibus Plan. If any shares subject to any award under the Omnibus Plan are forfeited, or if any such award terminates or is settled without the delivery of shares, the shares previously used or reserved for such awards will be available for future awards under the Omnibus Plan.

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Option and SAR Awards. The exercise price per share of common stock purchasable under any stock option and the grant price of any SAR will be not less than 100% of the fair market value of the stock or other security on the date of the grant of such option or SAR granted under the Omnibus Plan. It is intended that, under the Omnibus Plan, any exercise or purchase price may be paid in cash or, if permitted by the Compensation Committee, by surrender of shares. The maximum number of our shares of common stock with respect to which stock options or SARs may be granted or measured to any participant in a calendar year is 5,000,000 shares.

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Stock Options. A participant granted an option will be entitled to purchase a specified number of shares of company common stock during a specified term at a fixed price, affording the participant an opportunity to benefit from the appreciation in the market price of our stock from the date of grant.

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SARs. A participant granted a SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a share of company common stock over the grant price of the SAR in cash, our common stock, a combination thereof or any other manner approved by the Compensation Committee in its sole discretion.

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Change of Control. The Omnibus Plan provides that, unless the Compensation Committee determines otherwise or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or stock exchange on which shares of our common stock are listed, in the event of a change of control (as defined in the Omnibus Plan) in which a successor entity fails to assume and maintain awards under the Omnibus Plan, awards, the vesting of which depends upon a participant’s continuation of service for a period of time, will fully vest as of the effective date of the change of control, will be distributed or paid to the participant and will thereafter terminate.

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Amendment and Termination. The Omnibus Plan may be amended or terminated by our Board of Directors at any time, subject to certain limitations, and the awards granted under the Omnibus Plan may be amended or terminated by the Compensation Committee at any time, provided that no such action may, without a participant’s written consent, adversely affect in any material way any previously granted award, and no amendment that would require stockholder approval under applicable law may become effective without stockholder approval.

New Plan Benefits

Because the decision to participate in the Exchange Program is completely voluntary and because the Exchange Program is subject to a number of factors outside of our control, such as fluctuations in our stock price, we are not able to predict which or how many employees will elect to participate, how many Eligible Options and SARs will be surrendered for exchange or how many Replacement Awards may be issued.

The information in the following table provides information regarding participation in the Exchange Program by the company’s executive officers, directors and employees. As indicated above, members of our Board of Directors and our named executive officers will not be eligible to participate. The information is as of December 31, 2008 and assumes: (i) a 30-day average closing price of our common stock on the date the exchange ratios are set of $2.17; (ii) that the 52-week closing high for the stock price is below $19.50 as of the Replacement Grant Date; (iii) that all of the Eligible Options and SARs are exchanged; and (iv) that the number of Replacement Awards is determined based on the applicable exchange ratios set forth in the table above:

	Eligible Options & SARs		New Awards
	Number of Shares Underlying Options & SARs(4)	Range of Exercise Prices	Number of Shares Underlying Options & SARs(4)
Named Executive Officers (1)	0	N/A	0
All Executive Officers as a Group (2)	1,334,000	$19.50 and above	436,000
All Directors (3)	0	N/A	0
Employees as a Group	10,186,000	$19.50 and above	3,306,000

	11,520,000		3,742,000

(1)	Named executive officers are not eligible to participate in the Exchange Program.
(2)	Individuals in “all executive officers as a group” row include all executive officers except named executive officers.
(3)	Our directors are not eligible to participate in the Exchange Program.
(4)	Rounded to the nearest thousand.

While we cannot predict which or how many employees will elect to participate in the Exchange Program or the precise exchange ratios that will be used, assuming that 100% of eligible employees participate in the Exchange Program and assuming a 30-day average closing price of our common stock as of the date the exchange ratios are set of $2.17 (which was the 30-day average closing price of our common stock on December 31, 2008), Eligible Options and SARs covering approximately 11,520,000 shares as of December 31, 2008 would be surrendered and cancelled, while approximately 3,742,000 Replacement Awards would be issued, resulting in a reduction in shares subject to outstanding awards of approximately 7,778,000, and a corresponding increase in the number of shares available for new awards under the Omnibus Plan. The actual reduction in shares subject to outstanding awards and the number of Replacement Awards granted are dependent on a number of factors, including the level of employee participation and the exchange ratios established upon commencement of the Exchange Program.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 2004 GENWORTH FINANCIAL, INC. OMNIBUS INCENTIVE PLAN

TO PERMIT AN EQUITY EXCHANGE PROGRAM.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director as determined by our Board of Directors, based on the NYSE listing standards and the company’s independence guidelines. Each member of the committee also satisfies the Securities and Exchange Commission’s (“SEC”) additional independence requirement for members of audit committees. In addition, our Board of Directors has determined that each of Frank J. Borelli and James S. Riepe is an “audit committee financial expert,” as defined by SEC rules. For more information about the committee’s charter and key practices, visit the corporate governance section of the company’s website. To view, go to www.genworth.com, click “Investors,” then click “Corporate Governance” and finally click “Audit Committee.”

We have reviewed and discussed the company’s audited financial statements and management’s annual report on internal control over financial reporting with management, which has primary responsibility for the financial statements and related internal controls. KPMG LLP, the company’s independent registered public accounting firm for 2008 (“KPMG”), is responsible for expressing an opinion on the conformity of the company’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee has received the written disclosures and the letter from KPMG in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the committee discussed with KPMG that firm’s independence. The committee also concluded that KPMG’s provision of audit and non-audit services, as described in the next section, to the company and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2008 and selected KPMG as the independent registered public accounting firm for the company for 2009. This report is provided by the following independent directors, who constitute the committee:

Frank J. Borelli, Chair

Risa J. Lavizzo-Mourey

James S. Riepe

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the approval of the Audit Committee, Genworth retained KPMG to audit our financial statements for 2008 and to attest to the effectiveness of the company’s internal control over financial reporting. In addition, Genworth retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2008. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence services and has determined that we would obtain these non-audit services from KPMG only when the services offered by KPMG are more effective or economical than services available from other providers, and, to the extent possible, only after competitive bidding.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit services performed by KPMG. Specifically, the committee has pre-approved the use of KPMG for detailed, specific types of non-audit services which are restricted primarily to tax services and merger and acquisition due diligence and integration services. Pursuant to these pre-approval policies and procedures, the Audit Committee has authorized non-audit services performed by KPMG up to $750,000 in any calendar year; provided, however, that management must report the specific engagements to the Audit Committee on at least a quarterly basis and must obtain pre-approval from the Audit Committee for any single engagement over $250,000 and for any tax service engagement. Any non-audit services in excess of $750,000 in any calendar year, regardless of amount, require specific pre-approval by the Audit Committee. In addition, all tax services conducted by KPMG were pre-approved by the Audit Committee. No other non-audit work conducted by KPMG required the specific pre-approval of the Audit Committee consistent with the guidelines set forth above.

The aggregate fees billed by KPMG in 2008 and 2007 for professional services rendered were:

Type of Fees	2008	2007
	(in millions)
Audit Fees (1)	$8.7	$8.5
Audit-Related Fees (2)	0.6	0.8
Tax Fees (3)	0.3	0.4
All Other Fees	—	—

Total	$9.6	$9.7

(1)	Fees for services to perform an audit or review in accordance with generally accepted auditing standards and services that generally only Genworth’s independent registered public accounting firm can reasonably provide, such as the audit of Genworth’s financial statements included in public offerings or filings, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.
(2)	Fees for assurance and related services that are traditionally performed by Genworth’s independent registered public accounting firm, such as, audit and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
(3)	Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds, tax payment planning services and assistance with tax audits and filing appeals and totaled $329,288 for 2008 and $419,808 for 2007. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities and Genworth did not incur any such fees for 2008 and 2007.

Our Audit Committee has adopted restrictions on our hiring of a KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. The committee also requires the lead KPMG partner assigned to our audit to be rotated at least every five years.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG as our independent registered public accounting firm to perform the audit of our financial statements and to attest to the effectiveness of the company’s internal control over financial reporting for 2009. KPMG was our independent registered public accounting firm for the year ended December 31, 2008. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.

KPMG representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2009.

APPENDIX A

GOVERNANCE PRINCIPLES

GENWORTH FINANCIAL, INC.

The following principles have been approved by the board of directors and, along with the charters and key practices of the board committees, provide the framework for the governance of Genworth Financial, Inc. The board recognizes that there is an ongoing and energetic debate about corporate governance, and it will review these principles and other aspects of Genworth governance annually or more often if deemed necessary.

1. Role of Board and Management. Genworth’s business is conducted by its employees, managers and officers, under the direction of the chief executive officer (CEO) and the oversight of the board, to enhance the long-term value of the company for its stockholders. The board of directors is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. Both the board of directors and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, recruits, customers, suppliers, Genworth communities, government officials and the public at large.

2. Functions of Board. The board of directors has at least six scheduled meetings a year at which it reviews and discusses reports by management on the performance of the company, its plans and prospects, as well as immediate issues facing the company. Directors are expected to attend all scheduled board and committee meetings and the annual meeting of stockholders and to review in advance of each meeting any pre-meeting materials distributed to the board of directors. In addition to its general oversight of management, the board also performs a number of specific functions, including:

a. selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

b. providing counsel and oversight on the selection, evaluation development and compensation of senior management;

c. reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

d. assessing major risks facing the company—and reviewing options for their mitigation; and

e. ensuring processes are in place for maintaining the integrity of the company—the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders.

3. Qualifications. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the company’s global activities.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, for consideration by the nominating and corporate governance committee. The nominating and corporate governance committee will recommend to the board whether the resignation should be accepted.

Directors who also serve as chief executive officers or in equivalent positions for other public companies should not serve on more than two boards of public companies in addition to the Genworth board, and other directors should not serve on more than four other boards of public companies in addition to the Genworth board. Directors should notify Genworth’s chairman of the board and the chair of the nominating and corporate governance committee before accepting an invitation to serve on the board of directors of another public company.

The board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The board self-evaluation process described below will be an important determinant for board tenure. Directors generally will not be nominated for election to the board after their 73rd birthday, although the board may nominate candidates over 73 for special circumstances.

4. Independence of Directors. A majority of the directors serving on the board shall be independent directors, as independence is determined by the board, based on the guidelines set forth below.

It is the intent of the board that all future directors who are not employees of Genworth or its affiliates will be independent.

For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with Genworth. The board has established guidelines to assist it in determining director independence, which conform to or are more exacting than the independence requirements in the NYSE rules. In addition to applying these guidelines, the board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

The board will make and publicly disclose its independence determination for each director when the director is first elected to the board and annually thereafter for all nominees for election as directors. If the board determines that a director who satisfies the NYSE rules is independent even though he or she does not satisfy all of Genworth’s independence guidelines, this determination will be disclosed and explained in the next proxy statement. In accordance with the NYSE rules, except as noted below, determinations made under the guidelines in section (a) below will be based upon relationships during the 36 months preceding the determination. Similarly, determinations made under the guidelines in section (b) below will be based upon the extent of commercial relationships during the three completed fiscal years preceding the determination.

a. A director will not be independent if:

(i) the director is employed by Genworth, or an immediate family member is an executive officer of Genworth;

(ii) the director receives any direct compensation from Genworth, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii) an immediate family member who is a Genworth executive officer receives more than $120,000 per year in direct compensation from Genworth;

(iv) (A) the director is a partner of or employed by Genworth’s independent auditor, or (B) an immediate family member of the director is a current partner of Genworth’s independent auditor, (C) an immediate family member of the director is a current employee of such independent auditor and personally works on Genworth’s audit, or (D) an immediate family member of a director was within the last 36 months a partner or employee of such independent auditor and personally worked on Genworth’s audit at that time; or

(v) a Genworth executive officer is on the compensation committee of the board of directors of a company which employs the Genworth director or an immediate family member as an executive officer.

b. A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with Genworth and the sales by that company to Genworth or purchases by that company from Genworth, in any single fiscal year during the evaluation period, are more than the greater of two percent of the annual revenues of that company or $1 million.

c. A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to Genworth, or to which Genworth is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than two percent of the other company’s total consolidated assets.

d. A director will not be independent if, at the time of the independence determination, the director serves as an officer, director or trustee of a charitable organization, and Genworth’s discretionary charitable contributions to the organization are more than two percent of that organization’s total annual charitable receipts during its last completed fiscal year. (The Genworth Foundation’s automatic matching of charitable contributions will not be included in the amount of Genworth’s contributions for this purpose.)

5. Size of Board and Selection Process. The directors are elected each year by the stockholders at the annual meeting of stockholders. Holders of Genworth’s Class A common stock have the right to elect directors in the manner set forth in Genworth’s certificate of incorporation. Uncontested elections of directors are also subject to Genworth’s majority voting policy as set forth in Section 3.2 of the Bylaws, which is described below in Section 21 of these Governance Principles. Stockholders may propose nominees for consideration by the nominating and corporate governance committee by submitting the names and supporting information to: Secretary, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230. The nominating and corporate governance committee shall propose a slate of nominees to the board of directors, and the board of directors shall select director nominees for election at the annual meeting of stockholders. Subject to the requirements of Genworth’s certificate of incorporation, the board determines the number of directors on the board. Vacancies on the board may be filled in the manner set forth in Genworth’s certificate of incorporation. Consistent with the requirements set forth in Genworth’s certificate of incorporation, the board believes that, given the size and breadth of Genworth, and the need for diversity of board views, the size of the board should be in the range of seven to 15 directors.

6. Board Committees. The board has established the following standing committees to assist the board in discharging its responsibilities: (i) audit; (ii) management development and compensation; (iii) nominating and corporate governance; and (iv) legal and public affairs. The current charters and any key practices of these committees will be published on the Genworth website, and will be mailed to stockholders on written request. The committee chairs report the highlights of their meetings to the full board following each meeting of the respective committees. The committees occasionally hold meetings in conjunction with the full board.

7. Independence of Committee Members. The audit committee, the management development and compensation committee and the nominating and corporate governance committee shall be composed entirely of directors meeting the independence standards discussed in section 4 above. In addition, members of the audit committee must also satisfy two additional NYSE independence requirements. Specifically, (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Genworth or any of its subsidiaries other than their directors’ compensation and (ii) they may not be an affiliated person of Genworth or any of its subsidiaries (as “affiliated” is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended).

8. Meetings of Non-Management and Independent Directors. The non-management directors will meet without management present at each regularly scheduled board meeting. If the non-management directors include individuals who are not independent based on the guidelines set forth in section 4 above, the independent directors will also separately meet at least once each year. The directors have determined that the lead director will preside at the meetings of the non-management directors and the independent directors; in the absence of such person, the non-management directors present will select an independent committee chair to preside at such session. The lead director may periodically call meetings of the non-management and independent directors, including at the request of the non-management or independent directors.

9. Self-Evaluation. As described more fully in the key practices of the nominating and corporate governance committee, the board and each of the committees will perform an annual self-evaluation. During the fourth quarter of each year, the directors will be requested to provide their assessments of the effectiveness of the board and the committees on which they serve.

10. Setting Board Agenda. The board shall be responsible for its agenda. At a board meeting in the fourth quarter of each year, the CEO will propose for the board’s approval key issues of strategy, risk, compliance and operations to be scheduled and discussed during the course of the next calendar year. Before that meeting, the CEO will consult with the lead director on such matters and the board also will be invited to offer its suggestions. As a result of this process, a schedule of major discussion items for the following year will be established. The lead director or the appropriate committee chair shall work with the CEO and the company’s management to determine the nature and extent of information that shall be provided regularly to the directors before each scheduled board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the CEO, lead director or appropriate committee chair at any time.

11. Ethics, Conflicts of Interest and Related Person Transactions.

a. Ethics and Conflicts of Interest. The board expects Genworth directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising Genworth’s Code of Ethics. The board will not permit any waiver of any ethics policy for any director or executive officer. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. Except as otherwise provided in Section 11(b), the board shall resolve any conflict of interest question involving the CEO, an executive vice president or a senior vice president, and the CEO shall resolve any conflict of interest issue involving any other officer of the company.

b. Related Person Transactions. The board recognizes that transactions with Related Persons (as defined below) present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and that Genworth should not consummate such transactions except under circumstances where there is a verifiable Genworth business interest supporting the transaction and the transaction otherwise meets Genworth’s standards that apply to similar transactions with unaffiliated entities or persons. The board has determined that the audit committee is best suited to establish the policies and procedures for the review and approval of such transactions. Accordingly, Genworth shall not consummate any transactions with Related Persons unless such transactions are reviewed and approved in accordance with the policies and procedures established by the audit committee.

For these purposes, “Related Person” means:

(1) an executive officer or director or nominee for director of Genworth;

(2) any person known by Genworth to beneficially own in excess of 5% of any class of Genworth’s voting securities;

(3) a person who is an immediate family member of someone listed in (1) or (2) above; for these purposes, “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of an executive officer, director, director nominee or more than 5% security holder, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or more than 5% security holder; and

(4) any firm, corporation or other entity in which any of the foregoing persons is an executive officer, general partner, principal or in a similar position or in which such person is deemed to have a 10% or greater beneficial ownership interest (aggregating ownership interests held by all executive officers, directors, director nominees and their immediate family members).

In addition to the foregoing, (a) Genworth will not make any personal loans or extensions of credit to directors or executive officers, and (b) no non-management director may provide personal services for compensation to Genworth, other than in connection with serving as a Genworth director.

12. Reporting of Concerns to Non-Management Directors or the Audit Committee. The audit committee and the non-management directors have established the following procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters. The audit committee and the non-management directors have also established the following procedures for the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters. Such communications may be e-mailed, submitted in writing or reported by telephone to special addresses or a toll-free telephone number published on the company’s website. All such communications shall be promptly logged and reviewed by Genworth’s ombudsperson or corporate secretary, as applicable. The ombudsperson or corporate secretary may sort or summarize the communications as appropriate. Communications, which are commercial solicitations, customer complaints, incoherent or obscene, will not be forwarded to the non-management directors or audit committee.

All concerns will be reviewed and addressed by Genworth’s ombudsperson or corporate secretary, as applicable, utilizing the same procedures employed to address other concerns directed to the company. However, any concerns relating to accounting, internal accounting controls, auditing matters or officer conduct shall be sent immediately to the chair of the audit committee. The audit committee chair may direct that certain matters be presented to the full audit committee or the full board and also may direct special treatment, including but not limited to the retention of outside advisors or counsel, for any concern addressed to the audit committee.

Any director may at any time review the log and request copies of any correspondence received. The status of all concerns addressed to the non-management directors or the audit committee will be reported to the chair of the audit committee on a quarterly basis.

The company’s Code of Ethics prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

13. Compensation of the Board. Directors who are employees of Genworth or its affiliates will not receive compensation for serving on Genworth’s board. The nominating and corporate governance committee shall have the responsibility for recommending to the board compensation and benefits for non-management directors. In discharging this duty, the committee shall be guided by three goals: compensation should fairly pay directors for work required in a company of Genworth’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. As discussed more fully in the key practices of the nominating and corporate governance committee, the committee believes that, with respect to non-management directors, these goals will be served by providing 40% of director compensation in cash and 60% in deferred stock units. Non-management directors will have the option of receiving all of their annual compensation in deferred stock units. Grants of deferred stock units are subject to the limitations set forth in the equity incentive plan pursuant to which such deferred stock units are granted. As additional compensation for service as the lead director, the lead director will receive an annual cash retainer of $20,000. As additional compensation for service as chairperson, the chairperson of the audit committee will receive an annual cash retainer of $15,000. All other standing committee chairpersons will receive an annual cash retainer of $10,000. Each non-management director will also be eligible for the matching of charitable contributions on a dollar-for-dollar basis up to a maximum matching contribution of $15,000 during any calendar year pursuant to the contribution guidelines established by the Genworth

Foundation. Genworth will reimburse director travel expenses to attend board and committee meetings and other business-related events, as well as director education seminars, in accordance with policies approved from time to time by the nominating and corporate governance committee. At the end of each year, the nominating and corporate governance committee shall review director compensation and benefits.

14. Succession Plan. The board shall approve and maintain a succession plan for the CEO and senior executives, based upon recommendations from the management development and compensation committee.

15. Annual Compensation Review of Senior Management. The management development and compensation committee shall annually approve the goals and objectives for compensating the CEO. That committee shall evaluate the CEO’s performance in light of these goals before setting the CEO’s salary, bonus and other incentive and equity compensation. The committee shall also annually approve the compensation structure for the company’s officers, and shall evaluate the performance of the company’s senior executive officers before approving their salary, bonus and other incentive and equity compensation.

16. Access to Senior Management. Non-management directors are encouraged to contact senior managers of the company without senior corporate management present.

17. Access to Independent Advisors. The board and its committees shall have the right at any time to retain independent outside auditors and financial, legal or other advisors, and the company shall provide appropriate funding, as determined by the board or any committee, to compensate such independent outside auditors or advisors, as well as to cover the ordinary administrative expenses incurred by the board and its committees in carrying out their duties.

18. Director Orientation; Continuing Education. The general counsel and the chief financial officer shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Each new director shall, within six months of election to the board, spend a day at corporate headquarters for personal briefing by senior management on the company’s strategic plans, its financial statements and its key policies and practices.

19. Policy on Poison Pills. The term “poison pill” refers to the type of stockholder rights plan that some companies adopt to make a hostile takeover of the company more difficult. If Genworth were ever to adopt a poison pill, the board would seek prior stockholder approval unless, due to timing constraints or other reasons, a committee consisting solely of independent directors determines that it would be in the best interests of stockholders to adopt a poison pill without obtaining stockholder approval.

20. Stock Ownership Policy. All non-management directors are expected to hold at least $300,000 worth of Genworth common stock and/or deferred stock units while serving as a director of Genworth. A director will have seven years from the date he or she first becomes a non-management director to attain this ownership threshold.

21. Majority Voting Standard. Genworth has adopted a Bylaw provision, included in Section 3.2 of the Bylaws, providing for majority voting for directors in uncontested elections. The Bylaw provision provides, in relevant part, as follows:

At each annual meeting of stockholders, members of the Board of Directors shall be elected by a “majority of votes cast” (as defined herein) to hold office until the next annual meeting, unless the election is contested, in which case directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation (including resignation pursuant to the resignation policy set forth below), disqualification or removal. For the purposes of this Section, a “majority of votes cast” means that the number of votes properly cast “for” a director exceeds the number of votes properly cast “against” that director, with abstentions and broker non-votes counting as votes neither “for” nor “against” such director’s election. Any current director who is a nominee for a member of the Board of Directors in an uncontested election who does not receive a majority of votes cast at such election shall promptly tender his or her resignation from the Board of Directors (the effectiveness of which shall be made subject to the acceptance thereof by the Board of Directors) following certification of the stockholder vote. The Nominating and Corporate Governance Committee shall assess the appropriateness of such nominee continuing to serve as a director and shall recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors shall act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the reason for its decision.

22. Lead Director. The independent directors will designate a lead director from time to time. In addition to the responsibilities and authority set forth elsewhere in these Governance Principles, the lead director’s responsibilities and authority include:

a. presiding at all meetings of the board when the chairman of the board is not present;

b. presiding at all meetings of the non-management and independent directors;

c. serving as a liaison between the CEO and the non-management and independent directors;

d. consulting on meeting agendas;

e. working with management to assure that meeting materials are fulfilling the needs of directors;

f. consulting on the meeting calendar and meeting schedules to assure there is sufficient time to discuss all agenda items;

g. periodically calling meetings of the non-management and independent directors, including at the request of such directors; and

h. working with the chairman of the board to respond to stockholder inquiries involving the board.

APPENDIX B

SECOND AMENDMENT TO THE

GENWORTH FINANCIAL, INC. 2004 OMNIBUS INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the Genworth Financial, Inc. 2004 Omnibus Incentive Plan (the “Plan”) is made this     day of May 2009.

1. The Plan is hereby amended by adding a new Section 14.6 that shall read as follows:

“14.6 Equity Exchange Program. Notwithstanding Section 14.3 or any other provision of the Plan to the contrary, following approval of this Section 14.6 at the Company’s 2009 Annual Meeting of Stockholders, the Committee is authorized to implement a one-time, value-for-value Stock Option and Stock Appreciation Right exchange program (the “Exchange Program”). Under the Exchange Program, Eligible Employees (as defined below) will be offered the opportunity to exchange outstanding Stock Options and Stock Appreciation Rights granted under the Plan that (i) have an exercise (or base) price that is greater than the fifty-two week high closing price of the Company’s common stock as of the completion of the Exchange Program (and not below $19.50), (ii) were not granted within 12 months of the completion of the Exchange Program, and (iii) are not “conversion awards” granted by the Company’s former parent and converted into Company Awards upon the Company’s initial public offering (the “Eligible Options and SARs”) for a reduced number of Stock Options and Stock Appreciation Rights (the “Replacement Awards”) to be granted under the Plan, pursuant to the following terms and conditions:

(a)	Individuals eligible to participate in the Exchange Program are persons that, as of the effective date of the Exchange Program, are employed by the Company and who hold Eligible Options and SARs (“Eligible Employees”); provided, however, that members of the Board of Directors and Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) will not be eligible to participate in the Exchange Program.

(b)	Replacement Awards are intended to have a fair value that is approximately equal to or less than the fair value of the Eligible Options and SARs for which they are exchanged.

(c)	The exercise or base price of a Replacement Award shall be not less than the Fair Market Value of a Share on the date of grant of the Replacement Award.

(d)	Replacement Awards exchanged for Eligible Options or SARs granted less than 24 months prior to the Replacement Grant Date will vest, subject to the Eligible Employee’s continued employment, in four equal annual installments from the date of grant of the Replacement Award. Replacement Awards exchanged for Eligible Options or SARs granted more than 24 months prior to the Replacement Grant Date will vest, subject to the Eligible Employee’s continued employment, in three equal annual installments from the date of grant of the Replacement Award.

(e)	Replacement Awards will maintain the original term of the Eligible Options and SARs for which they were exchanged.

(f)	All other material terms of Replacement Awards shall be substantially similar to the Eligible Options and SARs for which they were exchanged.”

Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

GENWORTH FINANCIAL, INC.

By:
Name:
Title:

B-1

Genworth Financial, Inc. 6620 West Broad Street Richmond, Virginia 23230 genworth.com. ©2009 Genworth Financial, Inc. All rights reserved.

Please mark	☒
your votes as
indicated in
this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
1. Election of Directors
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Nominees

1.1 Frank J. Borelli	☐	☐	☐	1.6 James A. Parke	☐	☐	☐	2. Approval of an Amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan to Permit an Equity Exchange Program	☐	☐	☐

1.2 Michael D. Fraizer	☐	☐	☐	1.7 James S. Riepe	☐	☐	☐

1.3 Nancy J. Karch	☐	☐	☐	1.8 Barrett A. Toan	☐	☐	☐	3. Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2009	☐	☐	☐
1.4 J. Robert “Bob” Kerrey	☐	☐	☐	1.9 Thomas B. Wheeler	☐	☐	☐
1.5 Risa J. Lavizzo -Mourey	☐	☐	☐					If you are a Genworth stockholder of record and plan to attend the Annual Meeting of Stockholders on May 13, 2009, please check the following box			☐

Mark Here for Address	☐
Change or Comments
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts each owner must sign.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 5:00 PM Eastern Time on May 12, 2009.

INTERNET http://www.eproxy.com/gnw Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 13, 2009 Genworth’s proxy statement and annual report to stockholders are available at http://bnymellon.mobular.net/bnymellon/gnw.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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GENWORTH FINANCIAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2009

The undersigned stockholder of Genworth Financial, Inc. hereby appoints Patrick B. Kelleher and Leon E. Roday, and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Class A Common Stock of Genworth Financial, Inc. that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders to be held on Wednesday, May 13, 2009, at 9:00 a.m. local time and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated April 6, 2009, a copy of which has been received by the undersigned, and on matters incident to the conduct of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS ON THE PROXY CARD. ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR JUDGMENT.

(PLEASE SIGN AND DATE ON REVERSE SIDE)
BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲  FOLD AND DETACH HERE   ▲

Notice of 2009 Annual Meeting of Stockholders

Genworth Financial, Inc.

9:00 a.m., May 13, 2009

Sheraton Richmond West

6624 West Broad Street

Richmond, Virginia 23230

April 6, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN that Genworth Financial, Inc.’s 2009 Annual Meeting of Stockholders will be held at the Sheraton Richmond West, 6624 West Broad Street, Richmond, Virginia 23230, on Wednesday, May 13, 2009, at 9:00 a.m. local time, to address all matters that may properly come before the Annual Meeting. In addition to receiving a report on our business operations, stockholders will vote on:

(1)    the election of directors for the ensuing year;

(2)    the approval of an amendment to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan to permit an equity exchange program;

(3)    the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2009; and

(4)    such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 20, 2009 will be entitled to vote at the meeting and any adjournments.

Leon E. Roday

Secretary

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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